Exhibit 1.7

Execution Version

SELLING AGENT AGREEMENT

by and among

Prudential Financial, Inc.

and the

Agents named herein

March 3, 2015

March 3, 2015

To Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Agents listed on the signature page hereto.

Prudential Financial, Inc., a New Jersey corporation (the “Company”), proposes to issue and sell up to $5,000,000,000 aggregate principal amount at any one time outstanding of its Retail Medium-Term Notes, including those designated as InterNotes®1, due one year or more from the date of issue (such Retail Medium-Term Notes, excluding the InterNotes®, are referred to herein as the “Notes”). It is understood that the Company may, in its sole discretion and without consent of, or notice to, any Agent (as defined below), from time to time authorize the issuance and sale of additional amounts of the Notes and that such Notes may be issued and sold pursuant to the terms of this Agreement, all as though the issuance and sale of such Notes were authorized by the Company as of the date hereof. The Notes are to be issued under the senior debt securities indenture dated as of April 25, 2003 (as amended and supplemented from time to time, the “Indenture”), between the Company and The Bank of New York Mellon, a New York banking corporation (formerly known as The Bank of New York), as successor to JPMorgan Chase Bank, N.A., as Trustee (the “Trustee”). The Company’s Retail-Medium Term Notes, including those designated as InterNotes®, constitute a single series of debt securities for purposes of the Indenture. The terms of the Notes are described in the Prospectus referred to below.

Subject to the terms and conditions contained in this Agreement, the Company hereby (1) appoints each of you as agent of the Company (each, an “Agent” and together, the “Agents”) for the purpose of soliciting offers to purchase Notes and each of you hereby agrees to use your reasonable best efforts to solicit offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof, and after consultation with the purchasing agent or agents in connection with a particular issuance of Notes, who shall be specified by the Company in accordance with the terms hereof (collectively referred to herein as the “Purchasing Agent”), and (2) agrees that whenever the Company determines to sell Notes pursuant to this Agreement, such Notes shall be sold pursuant to a Terms Agreement (as defined herein) relating to such sale in accordance with the provisions of Section V hereof between the Company and the Purchasing Agent, and the Purchasing Agent may purchase such Notes as principal for resale to other Agents or dealers party to a Master Selected Dealer Agreement substantially in the form attached as Exhibit D (or in such other forms as the Purchasing Agent shall promptly provide to the Company) hereto (the “Selected Dealers”), each of whom will purchase as principal. The Company reserves the right to enter into agreements substantially similar hereto with other agents and in particular, it is understood that the Company has entered into a similar agreement dated as of March 3, 2015 with respect to its InterNotes®.

[1]	InterNotes® is a registered servicemark of Incapital Holdings LLC

I.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement, as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File Nos. [—], [—]-01 and [—]-02), not earlier than three years prior to the date hereof; the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding all Forms T-1 and including any prospectus supplement relating to the Notes that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended or supplemented at the time such part of such registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as supplemented by the prospectus supplement dated March 3, 2015 relating to the Notes, is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such prospectus; any supplement to the Prospectus that sets forth only the terms of a particular issue of the Notes is hereinafter called a “Pricing Supplement”; any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any prospectus supplement (including any preliminary prospectus supplement) relating to the Notes filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. The Registration Statement has become effective, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

II.

The Agents’ obligations hereunder are subject to the accuracy of the representations and warranties on the part of the Company herein contained, to the accuracy of the statements of the Company’s officers made in any certificates furnished pursuant to the provisions hereof, to the performance and observance by the Company of all of its covenants and agreements herein contained, and to the following additional conditions (it being understood that references in Sections II(a) through II(d) to the “Disclosure Package” (as defined in Section VII (c)) shall be deemed to apply only when the documents described in this section are required to be delivered in connection with an issuance of Notes pursuant to the requirements of Section VIII hereof):

(a) On the date hereof, the Agents shall have received the favorable opinion or opinions, dated the date hereof, of corporate counsel for the Company reasonably satisfactory to the Agents, in form and scope reasonably satisfactory to the Agents, to the following effect:

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(1) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of New Jersey. The Company has power and authority, corporate and other, to own its properties and to conduct its business as described in the Disclosure Package and the Prospectus, as amended or supplemented, and to enter into and perform its obligations under this Agreement, any applicable Terms Agreement, the Indenture and the Notes.

(2) (A) Prudential Investment Management, Inc. has been duly organized and is an existing corporation in good standing under the laws of the State of New Jersey; and (B) The Prudential Insurance Company of America has been duly organized and is a validly existing stock life insurance company in good standing under the laws of the State of New Jersey.

(3) This Agreement has been duly authorized, executed and delivered by the Company, and any applicable Terms Agreement has been duly authorized by the Company. The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting enforcement of creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(4) The issuance and sale of the Notes have been authorized by the Company. The master global note evidencing the Notes has been duly executed and delivered by the Company, and, assuming that such master global note has been duly authenticated and delivered by or on behalf of the Trustee or the predecessor trustee, when the Notes evidenced thereby have been duly issued and delivered in accordance with the Company’s Supplemental Authentication Order to the Trustee and the Issuing Agent dated as of the date hereof, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting enforcement of creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(5) Such counsel does not know of any litigation or governmental proceeding instituted or threatened against the Company or any of its consolidated subsidiaries that would be required to be described in the Prospectus, as amended or supplemented, and is not so described; and no legal or governmental proceeding is pending or, to such counsel’s knowledge, is currently being threatened challenging the offering of the Notes that would be required to be described in the Prospectus, as amended or supplemented, and is not so described.

(6) No authorization, decree, approval, consent, order, registration or qualification of or with any court or governmental authority, agency or official is required

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to be obtained by the Company in connection with the execution, delivery or performance by the Company of this Agreement, the Indenture, any applicable Terms Agreement or the Notes, or in connection with the offering, issuance or sale of the Notes or the consummation of any of the transactions contemplated therein, except such as have been obtained and made under the Securities Act and the Trust Indenture Act and such as may be required under state securities or “Blue Sky” laws (as to which such counsel need express no opinion).

(7) The execution and delivery of this Agreement, any applicable Terms Agreement, the Indenture and the Notes, the consummation by the Company of the transactions contemplated herein and therein, and the compliance by the Company with its obligations hereunder and thereunder, will not result in a breach of, or default under, any material contract, indenture, mortgage, loan agreement, note, lease or other material agreement or instrument known to such counsel (after due inquiry and investigation) to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or By-Laws of the Company or any New York, New Jersey or United States federal statute or law or any order, rule or regulation of any court or insurance regulatory agency or other governmental agency or body having jurisdiction over the Company or any of its properties, except (other than with respect to the provisions of the Amended and Restated Certificate of Incorporation and By-Laws of the Company) to the extent that such breach, default or violation would not have individually or in the aggregate, a material adverse effect on the business, management, financial position, shareholders’ equity or results of operations (in each case considered on a U.S. generally accepted accounting principles (“GAAP”) basis) of the Company and its subsidiaries, considered as a whole (a “Material Adverse Effect”); provided, however, that, for purposes of this opinion (7), such counsel need not express any opinion with respect to federal and state securities laws, other antifraud laws and fraudulent transfer laws.

(8) (A) To such counsel’s knowledge, each of the Company, and, to the extent that each of the following entities is a “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X under the Securities Act, each of Prudential Investment Management, Inc. and The Prudential Insurance Company of America is registered in all capacities with each federal, state, local or other governmental authority and is registered with, a member of, or a participant in, each self-regulatory organization, in each case, as is necessary to conduct its business as described in or contemplated by the Disclosure Package and the Prospectus, as amended or supplemented, except as set forth in the Disclosure Package and the Prospectus, as amended or supplemented, except where failure to be so registered would not have, individually or in the aggregate, a Material Adverse Effect; (B) to such counsel’s knowledge, all such registrations and memberships are in full force and effect and neither the Company nor any of its subsidiaries has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such registrations or memberships, except as set forth in the Disclosure Package and the Prospectus, as amended or supplemented, and except as would not have, individually or in the aggregate, a Material Adverse Effect; and (C) to such counsel’s knowledge, each

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of the Company and its subsidiaries is in compliance with all applicable laws, rules, regulations, orders, By-Laws and similar requirements in connection with such registrations or memberships, as the case may be, except as set forth in the Disclosure Package and the Prospectus, as amended or supplemented, and except as would not have, individually or in the aggregate, a Material Adverse Effect.

(9) The statements set forth under the heading “Description of the Notes” in the Disclosure Package and in the Prospectus, as amended or supplemented, insofar as such statements purport to summarize certain provisions of the Notes and the Indenture, provide a fair summary of such provisions.

In addition, such counsel may state that such counsel has examined, or caused to be examined under such counsel’s direction, certificates of public officials, and copies, certified or otherwise identified to such counsel’s satisfaction, of such corporate documents and records of the Company, and of such other records, certificates, documents and other instruments as such counsel has deemed relevant and necessary or appropriate as a basis for such opinion.

Such counsel may also state that such counsel has consulted with certain attorneys in the Company’s Law Department and has relied, to the extent that such counsel deemed such reliance proper, upon certificates of officers of the Company with respect to the accuracy of material factual matters that were not independently established. In addition, on the basis of such counsel’s own knowledge and knowledge such counsel has gained from attorneys in the Company’s Law Department, with whom such counsel has consulted for the purpose of preparing the Company’s disclosure documents incorporated by reference in the Registration Statement and Prospectus, considered in the light of such counsel’s understanding of the applicable law and experience such counsel has gained through such counsel’s practice in this field, such counsel shall confirm: (i) that the Registration Statement, as of its most recent effective date determined pursuant to Rule 430B(f)(2) under the Securities Act, and the Prospectus, as amended or supplemented, as of the date thereof (or, if such opinion is being delivered in connection with the purchase of Notes by any Agent as principal pursuant to Section VIII(c) hereof, at the date of the applicable Terms Agreement and the date of delivery of such Notes (the “Settlement Date”) with respect thereto), appeared or appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and (ii) that nothing has come to such counsel’s attention that has caused such counsel to believe that the Registration Statement, as of its most recent effective date determined pursuant to Rule 430B(f)(2) under the Securities Act, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented, as of the date thereof or as of the date of the applicable Terms Agreement and as of the Settlement Date with respect thereto, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, if such opinion is being delivered in connection with the purchase of the Notes by any Agent as principal pursuant to Section VIII(c) hereof, such counsel shall state that nothing that came to such counsel’s attention in the course of the Company’s review has caused such counsel to believe that the Disclosure Package (when considered together with the terms of the Notes specified in, and the information on the front cover of, the Pricing Supplement, if the

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Disclosure Package does not contain such terms and information), as of the Applicable Time (as defined in VII(c)) in respect of such Notes, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may state that such counsel expresses no opinion as to the laws of any jurisdiction other than the federal laws of the United States and the laws of the States of New Jersey and New York and that such counsel is expressing no opinion as to the effect of the laws of any other jurisdiction; that, as to certain factual matters, such counsel has relied upon certificates of officers of the Company and its subsidiaries and certificates of public officials and other sources believed by such counsel to be responsible; and that such counsel has assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Notes conform to the form thereof examined by such counsel (or members of the Company’s legal department), that the Trustee’s certificates of authentication of the Notes have been manually signed by one of the Trustee’s authorized signatories and that the signatures on all documents examined by such counsel (or members of the Company’s legal department) are genuine (assumptions that such counsel has not independently verified).

Such counsel may also state that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the preparation of the Registration Statement, the Disclosure Package or the Prospectus as amended or supplemented are such that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, (except to the extent expressly set forth in paragraph (11) above). Such counsel may state that he or she does not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, or as to the statement of the eligibility of the Trustee under the Indenture under which the Notes are being issued.

(b) On the date hereof, the Agents shall have received the favorable opinion, dated the date hereof, of Cleary Gottlieb Steen & Hamilton LLP, counsel to the Agents, in form and scope reasonably satisfactory to the Agents, with respect to the validity of the Indenture and the Notes, the Registration Statement, the Disclosure Package and the Prospectus, as amended or supplemented, and other related matters as such Agent or Agents may reasonably request.

(c) On the date hereof, the Agents shall have received a certificate of the President or any Vice President and the Treasurer or any Assistant Treasurer of the Company, dated as of the date hereof, to the effect that (i) since the respective dates as of which information is given in the Disclosure Package and the Prospectus, as then amended or supplemented, there has not been any material decrease in the stockholders’ equity of the Company (excluding for this purpose any effect resulting from the Company’s adoption of Accounting Standards Update 2010-26, Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts, a consensus of the FASB Emerging Issues Task Force (or any successor or similar accounting pronouncement regardless of its title)), any material decrease in the capital stock of the Company or any material increase in the consolidated long-term debt of the Company (other than as a result of (A) the sale of Notes and InterNotes®, (B) the sale of notes issued pursuant to the Company’s Medium-Term Note Program, (C) the sale of notes issued pursuant to the

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Commercial Paper Program of either the Company or Prudential Funding, LLC, (D) borrowings with the Federal Home Loan Bank of New York by The Prudential Insurance Company of America, (E) borrowings with the Federal Home Loan Bank of Boston by Prudential Retirement Insurance and Annuity Company, (F) borrowings by subsidiaries of the Company in the ordinary course of business pursuant to securities lending, repurchase or reverse repurchase arrangements, (G) borrowings by the Company from its five-year revolving credit facility or (H) borrowings by the Company and Prudential Funding, LLC from their three-year revolving credit facility) or any Material Adverse Effect or any development that will involve a prospective Material Adverse Effect; (ii) the representations and warranties of the Company contained in Section VII hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate; (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied in connection with the performance of its obligations hereunder at or prior to the date of such certificate; and (iv) no Event of Default (as defined in the Indenture), or event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing.

(d) On the date hereof, each Agent shall have received from PricewaterhouseCoopers LLP a letter in form and substance satisfactory to the Agents, dated as of the date hereof, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Disclosure Package and the Prospectus, as then amended or supplemented.

(e) On or prior to the time any Agent purchases Notes pursuant to a Terms Agreement: (i) there shall not have been any litigation or proceeding threatened or pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way questions or affects the validity of the Notes; (ii) there shall not have occurred, since the date of the Terms Agreement, any downgrading nor shall any notice have been given of (A) any downgrading, (B) any intended or potential downgrading or (C) any review or possible change with possible negative implications in the rating accorded any debt security or preferred stock of the Company by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act; (iii) there shall not have been since the respective dates as to which information is given in the Disclosure Package and the Prospectus any material decrease in the stockholders’ equity of the Company (excluding for this purpose any effect resulting from the Company’s adoption of Accounting Standards Update 2010-26, Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts, a consensus of the FASB Emerging Issues Task Force (or any successor or similar accounting pronouncement regardless of its title)), any material decrease in the capital stock of the Company or any material increase in the consolidated long-term debt of the Company (other than as a result of (A) the sale of Notes and InterNotes®, (B) the sale of notes issued pursuant to the Company’s Medium-Term Note Program, (C) the sale of notes issued pursuant to the Commercial Paper Program of either the Company or Prudential Funding, LLC, (D) borrowings with the Federal Home Loan Bank of New York by The Prudential Insurance Company of America, (E) borrowings with the Federal Home Loan Bank of Boston by Prudential Retirement Insurance and Annuity Company, (F) borrowings by subsidiaries of the Company in the ordinary course of business pursuant to securities lending, repurchase or reverse repurchase arrangements,

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(G) borrowings by the Company from its five-year revolving credit facility or (H) borrowings by the Company and Prudential Funding, LLC from their three-year revolving credit facility) or any Material Adverse Effect or any development that will involve a prospective Material Adverse Effect, in each case other than as set forth in the Disclosure Package and the Prospectus, as then amended or supplemented, the effect of which in the judgment of the Purchasing Agent makes it impracticable or inadvisable to proceed with the purchase by any Agent of Notes from the Company on the terms and in the manner contemplated in the Disclosure Package and the Prospectus, as then amended or supplemented; and neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Prospectus, as then amended or supplemented, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance (excluding, for the avoidance of doubt, any insurance underwriting losses of the Company or its subsidiaries), or from any labor dispute or court or governmental action, order or decree, in each case other than as set forth or contemplated in the Disclosure Package and the Prospectus, as then amended or supplemented; (iv) (A) trading generally shall not have been suspended or materially limited on The New York Stock Exchange, The NASDAQ Stock Market or in the over-the-counter market in debt securities, (B) trading of any securities of or guaranteed by the Company shall not have been suspended or materially limited on The New York Stock Exchange, The NASDAQ Stock Market or in any over-the-counter market in debt securities, (C) a general moratorium on commercial banking activities in New York shall not have been declared by either Federal, New York State or New Jersey authorities nor shall a material disruption in commercial banking or securities settlement or clearance services in the United States or other relevant jurisdiction have occurred, or (D) there shall not have occurred any outbreak or escalation of hostilities or the declaration by the United States of a national emergency or war or any other calamity or crisis involving the United States or any change in national or international financial, political or economic conditions or currency exchange rates or controls that, in the judgment of the Purchasing Agent makes it impracticable or inadvisable to proceed with the purchase by any Agent of Notes from the Company on the terms and in the manner contemplated in the Disclosure Package and the Prospectus, as amended or supplemented, at the time an offer to purchase was solicited or at the time such offer to purchase was made; and (v) no Event of Default, or event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing.

III.

The Company covenants and agrees with each Agent as follows:

(a) Prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement, the Company will not file any prospectus supplement or, except as provided below, any Pricing Supplement or any amendment to the Registration Statement unless the Company has previously furnished to the Agents copies thereof for their review and will not file any such proposed supplement or amendment to which the Agents reasonably object; provided, however, that (i) the foregoing requirement shall not apply to any of the Company’s periodic filings with the Commission filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and (ii) any Pricing

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Supplement that merely sets forth the terms or a description of particular Notes shall only be reviewed and approved by the Agent or Agents offering such Notes. Subject to the foregoing sentence, the Company will promptly cause each prospectus supplement relating to the Notes, including each Pricing Supplement, to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. If required by Rule 430B(h) under the Securities Act, the Company shall prepare a form of prospectus in a form approved by the Agents and will file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by Rule 424(b) under the Securities Act; and the Company shall make no further amendment or supplement to such form of prospectus which shall be disapproved by the Agents promptly after reasonable notice thereof. The Company will promptly advise the Agents (i) of the filing of any amendment or supplement to the Prospectus (except that notice of the filing of an amendment or supplement to the Prospectus that merely sets forth the terms or a description of particular Notes shall only be given to the Agent or Agents offering such Notes), (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; provided that except during an ongoing offering of Notes (whether any Agents are acting as principal or as agent in connection therewith), such obligation to advise the Agents shall not apply to any document filed by the Company with the Commission via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”). Prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement, the Company will use its reasonable efforts to prevent the issuance of any such stop order, notice of objection or notice of suspension of qualification and, in the event of the issuance of any such stop order or notice of suspension or qualification, the Company will use promptly its commercially reasonable efforts to obtain its withdrawal, and in the event of any such issuance of a notice of objection, the Company promptly will take such steps, including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Notes by the Agents (reference herein to the “Registration Statement” shall include any such amendment or new registration statement). If the Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, no Agent shall be obligated to solicit offers to purchase Notes so long as it is not reasonably satisfied with such document.

If any event shall occur or condition shall exist as a result of which the Disclosure Package or the Prospectus, as then amended or supplemented, in the opinion of counsel for the Agents or counsel for the Company, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the opinion of any such counsel it is necessary at any time to amend or supplement the Disclosure Package, the Registration Statement or the Prospectus, as then amended or supplemented, to comply with applicable law, the Company shall prior to the acceptance of any offer to purchase Notes prepare

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and, subject to this Section III(a), cause to be filed with the Commission an “issuer free writing prospectus”, as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”) or an amendment or supplement to the Registration Statement or the Prospectus, as then amended or supplemented, in form and substance satisfactory to counsel for the Agents, that corrects such untrue statement or omission or effects such compliance and shall furnish such Issuer Free Writing Prospectus or amended or supplemented Prospectus, as the case may be, to the Agents in such numbers as they may require.

(b) Reasonably in advance of each time any annual report of the Company filed under the Exchange Act is incorporated by reference into the Prospectus, and each time the Company sells Notes to an Agent as principal pursuant to a written Terms Agreement and such Terms Agreement specifies the delivery of an opinion or opinions by Cleary Gottlieb Steen & Hamilton LLP, counsel to the Agents, as a condition to the purchase of Notes pursuant to such Terms Agreement, the Company shall furnish to such counsel such papers and information as they may reasonably request to enable them to furnish to such Agent the opinion or opinions referred to in Section II(b) hereof.

(c) The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions as the Agents may reasonably designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(d) Between the date of any Terms Agreement and the Settlement Date with respect thereto, and if agreed to by the applicable Agent or Agents and the Company, the Company will not, without the prior written consent of each such Agent, directly or indirectly, sell, offer to sell, or enter into any agreement to sell, any debt securities of the Company which are substantially similar to the Notes that are to be sold pursuant to such Terms Agreement. Any notes sold under the Company’s Medium-Term Note Program shall not be considered to be “substantially similar” to the Notes for purposes of the immediately preceding sentence.

(e) The Company shall make generally available to its security holders as soon as practicable, but in any event not later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(f) The Company shall not be required to comply with the provisions of subsections (a) or (b) of this Section or the provisions of Section VIII hereof during any period from the time that the Agents (i) shall have been notified (such notice to be confirmed in writing) by the Company to suspend solicitation of offers to purchase the Notes and (ii) shall not then hold any

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Notes purchased as principal pursuant hereto, until the time the Company shall have notified the Agents (such notice to be confirmed in writing) of the Company’s determination that solicitation of purchases of the Notes should be resumed or any Agent shall subsequently purchase Notes from the Company as principal and the Company has subsequently delivered such documents required by Section VIII.

(g) The Company will use the net proceeds received by it from the sale from time to time of Notes in the manner specified in the Prospectus under “Use of Proceeds”.

(h) The Company shall pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) under the Securities Act and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(i) With respect to any issue of Notes, but only if requested by the Agents offering such Notes prior to the Applicable Time, the Company shall prepare, a final term sheet relating to such Notes substantially in the form set forth in Exhibit G hereto (the “Final Term Sheet”) and shall file the Final Term Sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule.

(j) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes remain unsold by the Agents, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form satisfactory to the Agents. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Notes, in a form satisfactory to the Agents and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

IV.

(a) (i) In connection with each issue of Notes, the Company and each Agent agree as follows:

(ii) Each Agent represents that it has not made and will not make any offer relating to the Notes that constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) or a portion thereof required to be filed (x) by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act, other than the information contained in one or more preliminary term sheets or the Final Term Sheet, or (y) by such Agent pursuant to Rule 433(d)(1)(ii) under the Securities Act, in each case without the prior consent of the Company, and that Section 2 to the applicable Disclosure Package Schedule will include all such free writing prospectuses for which the Agents have received such consent.

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(iii) The Company represents and agrees that it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior consent of the Agents, and that Section 2 to the applicable Disclosure Package Schedule will include all such free writing prospectuses for which the Company has received such consent.

(b) (i) The Company agrees that it has complied and will comply, as the case may be, with the requirements of Rule 433 under the Securities Act, including in respect of timely filing with the Commission, legending and record keeping.

(ii) Each agent agrees that it will, pursuant to reasonable procedures developed in good faith, (x) retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Securities Act and (y) file any free writing prospectus used or referred by it as set forth in Rule 433(d)(1)(ii) under the Securities Act.

(c) The Company agrees that each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the issuer notified or notifies the Agents as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, as then amended or supplemented. The Company further agrees that if at any time following the issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus, if not amended, would conflict with the information in the Registration Statement or the Prospectus, as then amended or supplemented, or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will give prompt notice thereof to the Agents and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Agent specifically for use therein.

(d) Each Agent and the Company acknowledge and agree that no action has been taken by the Company that would permit an offer or sale of the Notes in any country or jurisdiction outside of the United States.

V.

(a) The Company agrees that, unless otherwise agreed, during the period the Agents are acting as the Company’s placement agents hereunder, the Company will not engage any other person or party to assist in the placement of the Notes; provided, however, that the Company may accept offers to purchase Notes through an agent other than an Agent if such agent shall have executed an accession letter substantially in the form of Exhibits E or F, as appropriate, attached hereto, countersigned by the Company. The Company shall appoint one of the Agents, whether an original party to this Agreement or appointed as Agent through the

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procedures described in this Section V(a), as Purchasing Agent for each issuance and sale of the Notes pursuant to this Agreement, and such Purchasing Agent shall be specified in the applicable Disclosure Package, Terms Agreement and Pricing Supplement.

(b) Notes shall be purchased by each Agent as principal. The Agents shall offer the Notes upon the terms and conditions set forth herein, in the Disclosure Package and in the Prospectus and upon the terms communicated to the Agents from time to time by the Company or the Purchasing Agent, as the case may be (which terms, unless otherwise agreed, may be agreed upon orally, with written confirmation prepared by such Agent or Agents and sent by facsimile to the Company). For the purpose of such sales the Agents will use the Disclosure Package, the Prospectus, as then amended or supplemented, and such term sheets and free writing prospectuses as are contemplated by Section IV(a) hereof, which has been most recently distributed or made available to the Agents by the Company, and the Agents will offer and sell the Notes only as permitted or contemplated thereby and herein and will offer and sell the Notes only as permitted by the Securities Act and the applicable securities laws or regulations of any jurisdiction. An Agent’s commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references herein to “this Agreement” shall include the agreement of one or more Agents to purchase Notes from the Company as principal.

The Company agrees to sell the Notes to the Purchasing Agent at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Exhibit A hereto; provided, however, that the Company and the Purchasing Agent may agree instead to a discount greater than or less than the percentages set forth on Exhibit A hereto. The actual aggregate discount with respect to each sale of Notes will be set forth in the related Terms Agreement and Pricing Supplement. The Purchasing Agent and the other Agents or selected broker-dealers will share the above-mentioned discount in such proportions as they may agree.

(c) Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Notes are set forth in the Administrative Procedures attached hereto as Exhibit B (the “Procedures”), as amended from time to time. Unless otherwise provided in a Terms Agreement, the provisions of the Procedures shall apply to all transactions contemplated hereunder. The Agents and the Company each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures as amended from time to time. The Procedures may only be amended by written agreement of the Company and the Agents.

VI.

Each sale of Notes shall be made in accordance with the terms of this Agreement, the Procedures and a separate agreement in substantially the form attached as Exhibit C, with such changes agreed to by the Company and relevant Agents (a “Terms Agreement”), to be entered into which will provide for the sale of such Notes to, and the purchase and reoffering thereof, by the Purchasing Agent as principal. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Purchasing Agent. The offering of Notes by the Company hereunder and the Purchasing Agent’s agreement to purchase Notes pursuant to any

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Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe the Notes to be purchased pursuant thereto by the Purchasing Agent as principal, and may specify, among other things, the principal amount of Notes to be purchased, the interest rate or interest rate basis (and whether such interest rate shall be fixed or floating) and maturity date or dates of such Notes, the interest payment dates, if any, the net proceeds to the Company, the initial public offering price at which the Notes are proposed to be reoffered, and the time, Settlement Date and place of delivery of and payment for such Notes, total discounts and commissions received by the Agents with respect to such Notes, whether the Notes provide for a Survivor’s Option (as such term is defined in the Disclosure Package and the Prospectus), whether the Notes are redeemable or repayable and on what terms and conditions, and any other relevant terms. In connection with the resale of the Notes purchased, without the consent of the Company or the Purchasing Agent, the Agents are not authorized to appoint subagents or to engage the service of any other broker or dealer, other than the Selected Dealers, nor may any Agent reallow any portion of the discount paid to it.

VII.

The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (including any purchase by the Purchasing Agent as principal, pursuant to a Terms Agreement or otherwise), as of each Settlement Date, and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement) as follows, except as provided in Section VII(c)(i) hereof:

(a) The Registration Statement and any post-effective amendment thereto has been filed with the Commission and has become effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and, to the knowledge of the Company, no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except

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that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use therein.

(c) (i) With respect to each issue of Notes, the “Applicable Time” will be such time as is specified as the Applicable Time in the Terms Agreement, and the “Disclosure Package” will be the Prospectus, as amended or supplemented, at the Applicable Time together with such Issuer Free Writing Prospectus, if any, as may be listed in the Terms Agreement; (ii) with respect to each such issue of Notes, the Disclosure Package (when considered together with the terms of the Notes specified in, and the information on the front cover of, the Pricing Supplement, if the Disclosure Package does not contain such terms and information), as of the Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iii) with respect to each such issue of Notes, each Issuer Free Writing Prospectus relating to the Notes listed in the Terms Agreement), if any, will not conflict with the information contained in the Registration Statement or the Prospectus; provided, however, that the representations and warranties in clauses (ii) and (iii) of this Section VII(c) shall not apply to statements or omissions made in the Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use therein.

(d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey, with power and authority (corporate and other) to own its properties and to conduct its business as described in the Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or in good standing would not have, individually or in the aggregate, a Material Adverse Effect; and The Prudential Insurance Company of America, a New Jersey stock life insurance company (the “Principal Subsidiary”), has been duly incorporated and is validly existing as a stock life insurance company in good standing under the laws of the State of New Jersey, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except to the extent that the failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect; to the extent that each of The Gibraltar Life Insurance Company, Ltd. and The Prudential Life Insurance Company, Ltd. is a “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X under the Securities Act, (i) each such subsidiary has been duly incorporated and is an existing Japanese kabushiki kaisha in good standing under the laws of Japan, (ii) each such subsidiary is registered with the Japanese Financial Supervisory Authority, (iii) such registration is in full force and effect and neither The Gibraltar Life Insurance Company, Ltd. nor The Prudential Life Insurance Company, Ltd. has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such registration, except as set forth in the Disclosure

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Package and the Prospectus, as amended or supplemented, and except as would not have, individually or in the aggregate, a Material Adverse Effect, and (iv) each of The Gibraltar Life Insurance Company, Ltd. and The Prudential Life Insurance Company, Ltd. is in compliance with all applicable laws, rules, regulations, orders, By-Laws and similar requirements in connection with such registration, except as set forth in the Disclosure Package and the Prospectus, as amended or supplemented, and except as would not have, individually or in the aggregate, a Material Adverse Effect.

(e) Each of this Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Company; the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally or by general equitable principles; the master global note evidencing the Notes has been duly executed and delivered by the Company, and, assuming that such master global note has been duly authenticated and delivered by or on behalf of the Trustee, when the Notes evidenced thereby have been duly issued and delivered in accordance with the Company’s Supplemental Authentication Order to the Trustee and the Issuing Agent dated as of the date hereof, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally or by general equitable principles; and the terms of the Indenture and the Notes in respect of which an offer to purchase has been accepted by the Company are or will be in all material respects accurately described in the Disclosure Package and the Prospectus.

(f) None of the Company or any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Disclosure Package and the Prospectus any loss or interference with its business that is, individually or in the aggregate, material to the Company and its subsidiaries, considered as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance (excluding, for the avoidance of doubt, any insurance underwriting losses of the Company or its subsidiaries), or from any labor dispute or court or governmental action, order or decree, in each case other than as set forth or contemplated in the Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Disclosure Package and the Prospectus, except as may otherwise be stated therein or contemplated thereby, (i) there has been no material decrease in the stockholders’ equity of the Company (excluding for this purpose any effect resulting from the Company’s adoption of Accounting Standards Update 2010-26, Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts, a consensus of the FASB Emerging Issues Task Force (or any successor or similar accounting pronouncement regardless of its title)), (ii) there has not been any material decrease in the capital stock of the Company or any material increase in the consolidated long-term debt of the Company (other than, in each case, as a result of (A) the sale of Notes and InterNotes®, (B) the sale of notes issued pursuant to the Company’s Medium-Term Note Program, (C) the sale of notes issued pursuant to the Commercial Paper Program of either the Company or Prudential Funding, LLC, (D) borrowings with the Federal Home Loan Bank of New York by The Prudential Insurance Company of America,

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(E) borrowings with the Federal Home Loan Bank of Boston by Prudential Retirement Insurance and Annuity Company, (F) borrowings by subsidiaries of the Company in the ordinary course of business pursuant to securities lending, repurchase or reverse repurchase arrangements, (G) borrowings by the Company from its five-year revolving credit facility or (H) borrowings by the Company and Prudential Funding, LLC from their three-year revolving credit facility) and (iii) there has been no Material Adverse Effect, or any development that will involve a prospective Material Adverse Effect.

(g) The execution and delivery of this Agreement, any applicable Terms Agreement, the Indenture and the Notes, the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder, as the case may be, will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company, or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or By-Laws of the Company or the organizational documents of any of its subsidiaries or any statute or any order, rule or regulation of any court or insurance regulatory agency or other governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except (other than with respect to the provisions of the Amended and Restated Certificate of Incorporation or By-Laws of the Company) to the extent that such a conflict, breach, default or violation would not have, individually or in the aggregate, a Material Adverse Effect.

(h) Neither the Company nor any of its subsidiaries is, or at any time of delivery of the Notes will be, in violation of its Amended and Restated Certificate of Incorporation or By-Laws or other organizational documents or instruments or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which violation or default would have, individually or in the aggregate, a Material Adverse Effect.

(i) Other than litigation (none of which is reasonably likely to be material) incidental to the kinds of business conducted by the Company and its subsidiaries, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, other than as set forth in the Disclosure Package and the Prospectus; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, other than as set forth in the Disclosure Package and the Prospectus.

(j) No consent or action of, or filing or registration with, any governmental or public regulatory body or authority, is required to be obtained by the Company in connection with the execution, delivery or performance by the Company of this Agreement, any applicable Terms Agreement, the Indenture or the Notes, except such as have been obtained and made under the

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Securities Act and the Trust Indenture Act and such as may be required under the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

(k) The Company is not, nor after giving effect to the transactions contemplated herein will be, an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

(l) The obligations of the Company to pay the principal of and premium, if any, and interest on the Notes and any and all amounts that become due and payable under this Agreement constitute direct, unconditional and general obligations of the Company and rank and will rank pari passu in priority of payment with respect to all unsecured and unsubordinated indebtedness of the Company.

(m) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are an independent registered public accounting firm as required by the Securities Act, the rules and regulations of the Commission thereunder and the applicable rules and regulations of the Public Company Accounting Oversight Board (United States).

(n) The consolidated financial statements of the Company and its subsidiaries, together with the related schedules, set forth in the Disclosure Package and the Prospectus, comply in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and present fairly in all material respects the financial position, the results of operations and the changes in cash flows of such entities in conformity with GAAP at the respective dates or for the respective periods to which they apply; such statements and related schedules have been prepared in accordance with GAAP consistently applied throughout the periods involved except for any normal year-end adjustments, the adoption of new accounting principles, and except as described therein ; and the interactive data in eXtensible Business Reporting Language included in the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(o) (i)(A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (ii) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Notes, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(p) Neither the Company nor any of its controlled (as defined in Rule 405 under the Securities Act) subsidiaries nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any non-controlled subsidiary, employee, agent, affiliate

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or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or unlawful benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, and maintain and enforce, policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(q) The operations of the Company and its controlled subsidiaries and, to the knowledge of the Company, its non-controlled subsidiaries are in compliance with the applicable money laundering statutes (including applicable financial recordkeeping and reporting requirements) of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any applicable governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(r) Neither the Company nor any of its controlled subsidiaries, directors or officers nor, to the knowledge of the Company, any non-controlled subsidiary, employee, agent or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, or other applicable sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory, where it is prohibited from being so located, organized or resident under applicable OFAC regulations, the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that, in each of cases (i), (ii) and (iii), will result in a violation by any person (including any person participating in the transaction, whether as dealer, underwriter, advisor, investor or otherwise) of Sanctions.

VIII.

The Company covenants and agrees with each Agent that:

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(a) Each acceptance by the Company of an offer for the purchase of Notes and each delivery of Notes, shall be deemed to be an affirmation that the representations and warranties contained in this Agreement are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or its agent, or to the applicable Agent, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus, each as amended and supplemented at each such time, and to the Disclosure Package at the Applicable Time relating thereto in respect of such Notes).

(b) Each time that (i) during an ongoing offering of Notes in which the Agents are soliciting offers to purchase Notes on an agency basis, the Registration Statement or the Prospectus is amended or supplemented (excluding a Pricing Supplement), including through the filing of an annual report on Form 10-K or interim report on Form 10-Q or, if such delivery is requested by an Agent, any other document under the Exchange Act; (ii) the Company sells Notes to the Purchasing Agent as principal or (iii) the Company issues and sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished to the Agent(s) forthwith, a certificate dated the date of filing with the Commission of such document, the date requested by the Agents or the date of such sale, as the case may be, in form reasonably satisfactory to the Agent(s) to the effect that the statements contained in the certificate referred to in Section II(c) hereof which were last furnished to the Agents are true and correct at the time of such filing, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus, each as amended and supplemented to such time, and, in the case of any such sale, to the Disclosure Package at the Applicable Time relating thereto) or, in lieu of such certificate, a certificate substantially similar to the certificate referred to in Section II(c) hereof, modified as necessary to relate to the Registration Statement and the Prospectus, each as amended and supplemented to the time of delivery of such certificate, and, in the case of any such sale, to the Disclosure Package at the Applicable Time relating thereto.

(c) Each time that (i) during an ongoing offering of Notes in which the Agents are soliciting offers to purchase Notes on an agency basis, the Registration Statement or the Prospectus is amended or supplemented (excluding a Pricing Supplement), including through the filing of an annual report on Form 10-K or interim report on Form 10-Q or, if such delivery is requested by an Agent, any other document under the Exchange Act; (ii) the Company sells Notes to an Agent as principal or (iii) the Company issues and sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished forthwith, and in any case promptly upon request, to the Agent(s) and to counsel to the Agents the written opinion of counsel to the Company referred to in Section II(a), or other counsel reasonably satisfactory to the Agent(s), dated the date of filing with the Commission of such document, the date requested by the Agent(s) or the date of such sale, as the case may be, in form and scope reasonably satisfactory to the Agent(s), of the same tenor as the opinions referred to in Section II(a) (except that, in the case of any interim report filed on Form 10-Q or other document or annual report on Form 10-K filed under the Exchange Act, such opinions need not be rendered as to the good standing of the entities referred to in Section II(a)(2) hereof or as to the matters referred to in Section II(a)(8) hereof), but modified, as necessary, to relate to the

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Registration Statement and the Prospectus, each as amended and supplemented to the time of delivery of such opinion, and, in the case of any such sale, to the Disclosure Package at the Applicable Time relating thereto or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agent(s) with a letter substantially to the effect that the Agent(s) may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance, and, in the case of any such sale, to the Disclosure Package at the Applicable Time relating thereto).

(d) Each time that (i) during an ongoing offering of Notes in which the Agents are soliciting offers to purchase Notes on an agency basis, during an ongoing offering of Notes in which the Agents are soliciting offers to purchase Notes on an agency basis, the Company files, amends or supplements an annual report on Form 10-K or interim report on Form 10-Q or, if such delivery is requested by an Agent, any other document under the Exchange Act or (ii) the Company sells Notes to an Agent as principal, the Company shall furnish or cause their independent registered public accountants to furnish such Agents (i) in the case of a sale, a letter dated the date of such sale, in form reasonably satisfactory to the Agent(s), substantially in the form of the letter referred to in Section II(d) hereof, (ii) in the case of a filing of an Annual Report on Form 10-K, a letter in form reasonably satisfactory to the Agent(s), substantially in the form of the letter referred to in Section II(d) hereof, and (iii) in the case of a Quarterly Report on Form 10-Q, a review letter from such accountants in conformity with the requirements of Statement of Accounting Standards No. 100, but modified as necessary to relate to the Registration Statement and Prospectus, each as amended and supplemented to the date of such letter, and, in the case of any such sale, to the Disclosure Package at the Applicable Time relating thereto, and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company.

IX.

(a) The Company will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Prospectus, as amended or supplemented, any Issuer Free Writing Prospectus, any “issuer information” required to be filed pursuant to Rule 433(d) under the Securities Act or the information contained in any Final Term Sheet, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending any action or claim as to which it is entitled to indemnification hereunder as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereof, the Prospectus, as amended or supplemented, any Issuer Free Writing

22

Prospectus, or any Final Term Sheet in reliance upon and in conformity with written information furnished to the Company by any Agent expressly for use therein.

(b) Each Agent, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Prospectus, as amended or supplemented, any Issuer Free Writing Prospectus or any Final Term Sheet, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or any amendment thereof, the Prospectus, as amended or supplemented, any Issuer Free Writing Prospectus or any Final Term Sheet in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party (or such other release of the indemnified party as shall be satisfactory to the indemnified party) from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section IX is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of

23

any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of such Notes purchased under this Agreement (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Agents with respect to such Notes purchased under this Agreement, in each case as set forth in Schedule A hereto. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or the Agents on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it and distributed to or placed by it with investors were offered to investors exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e) The obligations of the Company under this Section IX shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Securities Act or the Exchange Act; and the obligations of the Agents under this Section IX shall be in addition to any liability which the respective Agents may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Prospectus as about to become a director of

24

the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.

X.

The Company may elect to suspend or terminate the offering of Notes under this Agreement at any time; the Company also (as to any one or more of the Agents) or any Agent (as to itself) may terminate the appointment and arrangements described in this Agreement. Upon receipt of instructions from the Company, the Purchasing Agent shall suspend or terminate the participation of any Selected Dealer under the Master Selected Dealer Agreement. Such actions may be taken, in the case of the Company, by giving prompt written notice of suspension to all of the Agents and by giving not less than five days’ written notice of termination to the affected party and the other parties to this Agreement, or in the case of an Agent, by giving not less than five days’ written notice of termination to the Company and except that, if at the time of termination an offer for the purchase of Notes shall have been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto shall not yet have occurred, the Company shall have the obligations provided herein with respect to such Note or Notes. The Company shall promptly notify the other parties in writing of any such termination.

The Purchasing Agent may, and, upon the request of an Agent with respect to any Notes being purchased by such Agent shall, terminate any agreement hereunder by the Purchasing Agent to purchase such Notes, immediately upon notice to the Company at any time at or prior to the Settlement Date relating thereto, if there shall have come to the attention of the Purchasing Agent or such Agent or Agents any facts that would cause them to believe that the Disclosure Package, at the Applicable Time, or the Prospectus, at the time it was required to be delivered to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made or existing at the time of such delivery, not misleading. As used in this Section X, the term “Prospectus” means the Prospectus in the form first provided to the applicable Agent or Agents for use in confirming sales of the related Notes.

Any Terms Agreement shall be subject to termination in the absolute discretion of the Agents on the terms set forth or incorporated by reference therein. The termination of this Agreement shall not require termination of any agreement by the Purchasing Agent to purchase Notes as principal, and the termination of any such agreement shall not require termination of this Agreement.

If this Agreement is terminated, Sections IX, XIV and XV hereof shall survive and shall remain in effect; provided that if at the time of termination of this Agreement an offer to purchase Notes has been accepted by the Company but the time of delivery to the Purchasing Agent of such Notes has not occurred, the provisions of all of Section III, Section V and Section VI shall also survive until the time of delivery.

In the event a proposed offering is not completed according to the terms of this Agreement, an Agent will be reimbursed by the Company only for out-of-pocket accountable expenses actually incurred.

25

XI.

Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to an Agent shall be sufficient in all respects if delivered in person or sent by telex, facsimile, e-mail transmission (confirmed in writing), or registered mail to such Agent at its address, telex or facsimile number set forth on Annex A hereto and if to the Company shall be sufficient in all respects if delivered or sent by telex, facsimile, e-mail transmission (confirmed in writing) or registered mail to the Company at the address specified below. All such notices shall be effective on receipt.

If to the Company:

Prudential Financial, Inc.
751 Broad Street
Newark, NJ 07102
Attention:	Assistant Treasurer – Capital Markets
Facsimile:	973-802-9280
Telephone:	973-802-6000

or at such other address as any such party may designate from time to time by notice duly given to the other parties hereto in accordance with the terms of this Section XI.

XII.

The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement and any Terms Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Agents, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement and any Terms Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Agent is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Agent has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Company on other matters) and no Agent has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement and any Terms Agreement; (iv) the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Agents have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

26

XIII.

This Agreement shall be binding upon the Agents and the Company, and inure solely to the benefit of the Agents and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement.

XIV.

This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York. Each party to this Agreement irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered against it in connection with this Agreement may be brought in any federal or New York State court sitting in the County of New York, New York, and, by execution and delivery of this Agreement, such party hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each of the aforesaid courts in person, generally and unconditionally with respect to any such action or proceeding for itself and in respect of its property, assets and revenues. Each party hereby also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum.

XV.

Except as may otherwise be agreed by the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Company will pay the following expenses incident to the performance of its obligations under this Agreement: (i) the preparation and filing of the Registration Statement; (ii) the preparation, issuance and delivery of the Notes; (iii) the fees and disbursements of the Company’s auditors, of the Trustee and its counsel and of any paying or other agents appointed by the Company; (iv) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus (and, for the avoidance of doubt, not any other free writing prospectuses (as defined in Rule 405 under the Securities Act), all fees and expenses in relation to which shall be paid by the Agents); (v) if the Company lists Notes on a securities exchange, the costs and fees of such listing; (vi) the cost of providing CUSIP or other identification numbers for the Notes, (vii) the fees and expenses, if any, incurred with respect to any filing with the Financial Industry Regulatory Authority, Inc.; (viii) all reasonable expenses (including fees and disbursements of any counsel specifically engaged for Blue Sky purposes) in connection with “Blue Sky” qualifications, (ix) any fees charged by rating agencies for the rating of the Notes and (x) the reasonable fees and disbursements of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Agents, incurred in connection with the establishment of the program relating to the Notes, and any amendment or supplement to this Agreement, the Indenture, any Terms Agreement, the Registration Statement or the Prospectus or the Notes and, if agreed to by the Company and the Purchasing Agent, any purchase of Notes by the Purchasing Agent as principal.

27

This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.

28

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company and you.

Very truly yours,

By:	PRUDENTIAL FINANCIAL, INC.

By:
Name:
Title:

Confirmed and accepted

as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:

BARCLAYS CAPITAL INC.

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

29

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

FIDELITY CAPITAL MARKETS, A DIVISION OF NATIONAL FINANCIAL SERVICES LLC, MEMBER NYSE, SIPC

By:
Name:
Title:

INCAPITAL LLC

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

30

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

RBC CAPITAL MARKETS LLC

By:
Name:
Title:

SAMUEL A. RAMIREZ & COMPANY, INC.

By:
Name:
Title:

SIEBERT BRANDFORD SHANK & CO., L.L.C.

By:
Name:
Title:

WELLS FARGO ADVISORS, LLC

By:
Name:
Title:

31

Annex A

AGENT CONTACT INFORMATION

Merrill Lynch, Pierce, Fenner & Smith Incorporated

NY1-050-12-01

50 Rockefeller Plaza

New York, New York 10020

Attention: High Grade Transaction Management/Legal

Tel: (646) 855-0720

Facsimile: (646) 855-5958

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10020

Attention: Investment Grade Syndicate

Facsimile: (212) 412-7305

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: Transaction Execution Group

Tel: (212) 816-1135

Facsimile: (646) 291-5209

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

Attention: Short Term Products Group

Tel: (212) 325-7198

Facsimile: (212) 743-5825

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Attention: Debt Capital Markets – Insurance Group

Tel: (212) 250-6859

with a copy to General Counsel at fax (212) 797-4561

1

Fidelity Capital Markets, a division of

National Financial Services LLC,

Member NYSE, SIPC

200 Seaport Boulevard

Boston, Massachusetts 02210

Mail Zone: Z2H

Attention: Michael R. Prucher

Tel: (617) 392-2536

Facsimile: (617) 692-4933

Incapital LLC

200 South Wacker Drive

Suite 3700

Chicago, Illinois 60606

Attention: Brian Walker

Tel: (312) 379-3750

Facsimile: (312) 379-3701

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: High Grade Syndicate Desk

Tel: (212) 834-4533

Facsimile: (212) 834-6081

Morgan Stanley & Co. LLC

1585 Broadway, 2nd Floor

New York, New York 10036

Attention: Harold Hendershot

Tel: (212) 761-1890

Facsimile: (212) 507-2409

RBC Capital Markets LLC

Three World Financial Center

200 Vesey Street

New York, New York 10281

Attention: Adam F. Molino

Tel: (212) 618-3240

Facsimile: (212) 858-7425

Samuel A. Ramirez & Company, Inc.

61 Broadway, Suite 2924

New York, New York 10006

Attention: Justin Kelly

Tel: (212) 248-3883

Facsimile: (212) 248-0528

2

Siebert Brandford Shank & Co., L.L.C.

100 Wall Street

Eighteenth Floor

New York, New York 10005

Attention: Myles Turner

Tel: (212) 644-2421

Facsimile: (212) 486-2784

Wells Fargo Advisors, LLC

One North Jefferson Avenue, 7th Floor

St. Louis, Missouri 63103

Attention: Kevin Floyd

Tel: (314) 955-3819

3

Exhibit A

CONCESSION SCHEDULE

The following Concessions are payable as a percentage of the non-discounted Price to Public of each Note sold through the Purchasing Agent.

9 months to less than 18 months	0.200%
18 months to less than 24 months	0.300%
24 months to less than 30 months	0.400%
30 months to less than 42 months	0.625%
42 months to less than 54 months	0.750%
54 months to less than 66 months	1.000%
66 months to less than 78 months	1.100%
78 months to less than 90 months	1.200%
90 months to less than 102 months	1.300%
102 months to less than 114 months	1.400%
114 months to less than 126 months	1.500%
126 months to less than 138 months	1.600%
138 months to less than 150 months	1.700%
150 months to less than 162 months	1.800%
162 months to less than 174 months	1.900%
174 months to less than 186 months	2.000%
186 months to less than 198 months	2.100%
198 months to less than 210 months	2.200%
210 months to less than 222 months	2.300%
222 months to less than 234 months	2.400%
234 months to 358 months	2.500%
359 months or greater	3.150%

Exh A-1

Exhibit B

Prudential Financial, Inc.

$5,000,000,000

RETAIL MEDIUM-TERM NOTES

DUE ONE YEAR OR MORE FROM DATE OF ISSUE

ADMINISTRATIVE PROCEDURES

Prudential Financial Inc.’s Retail Medium-Term Notes, due one year or more from date of issue (the “Notes”) may be offered on a continuing basis by Prudential Financial, Inc. (the “Company”). The Notes will be offered by a purchasing agent (the “Purchasing Agent”), who shall be designated for each issuance and sale of Notes in accordance with the terms of the Selling Agent Agreement (as defined herein), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Fidelity Capital Markets, a division of National Financial Services LLC, Member NYSE, SIPC, Incapital LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets LLC, Samuel A. Ramirez & Company, Inc, Siebert Brandford Shank & Co., L.L.C., and Wells Fargo Advisors, LLC (collectively, the “Agents”) pursuant to a Selling Agent Agreement among the Company and the Agents dated as of the date hereof (the “Selling Agent Agreement”) and one or more terms agreements substantially in the form attached to the Selling Agent Agreement as Exhibit C (each a “Terms Agreement”). The Notes are being resold by the Purchasing Agent (and by any Agent that purchases them from the Purchasing Agent) (i) directly to customers of the Agents or (ii) to selected broker-dealers (the “Selected Dealers”) for distribution to their customers pursuant to a Master Selected Dealer Agreement substantially in the form attached as Exhibit D to the Selling Agent Agreement (or in such other form as the Purchasing Agent shall promptly provide to the Company pursuant to the Selling Agent Agreement). The Notes have been registered with the Securities and Exchange Commission (the “Commission”). The Bank of New York Mellon, a New York banking corporation (formerly known as The Bank of New York), as successor to JPMorgan Chase Bank, N.A., is the Trustee (the “Trustee”) under the indenture, dated as of April 25, 2003, between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank) (as amended or supplemented from time to time, the “Indenture”), covering, among other debt securities, the Notes. Pursuant to the terms of the Indenture, Citibank, N.A. will serve as the issuing agent (the “Issuing Agent”) and paying agent (the “Paying Agent”).

Unless otherwise agreed by the Agents and the Company, Notes will be purchased by the Purchasing Agent as principal as set forth herein. Such purchases will be made in accordance with terms agreed upon by the Purchasing Agent and the Company (which terms, unless otherwise agreed, shall be agreed upon orally, with written confirmation prepared by the Agents and mailed, facsimiled or e-mailed to the Company).

Exh B-1

Unless otherwise agreed by the Agents and the Company, the Notes will be issued in global form only (each, a “Global Note”) and represented by a fully registered master global note without coupons (each, a “Master Global Note”) held by the Issuing Agent, as agent for The Depository Trust Company (“DTC”) and recorded in the book-entry system maintained by DTC. Owners of beneficial interests in Global Notes will be entitled to physical delivery of Notes issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Indenture.

Administrative procedures and specific terms of the offering are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department. The Company will advise the Agents and the Issuing Agent in writing of those persons handling administrative responsibilities with whom the Agents and the Issuing Agent are to communicate regarding offers to purchase Notes and the details of their delivery.

Notes will be issued in accordance with the administrative procedures set forth herein. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Notes, the Indenture, the Selling Agent Agreement or information set forth in the Disclosure Package (as defined in the Selling Agent Agreement), the Prospectus (as defined in the Selling Agent Agreement), as then amended or supplemented, or the Pricing Supplement (the Pricing Supplement and the Prospectus together referred to herein as the “Prospectus”), the relevant provisions of the Notes, the Indenture, the Selling Agent Agreement and the information set forth in the Disclosure Package and the Prospectus shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Selling Agent Agreement, the Prospectus in the form most recently filed with the Commission pursuant to Rule 424 of the Securities Act of 1933, as amended (the “Securities Act”), or in the Indenture.

Administrative Procedures for Notes

In connection with the qualification of Notes for eligibility in the book-entry system maintained by DTC, the Issuing Agent will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations from the Company and the Issuing Agent to DTC, dated March 3, 2015 and a Medium-Term Note Certificate Agreement between the Issuing Agent and DTC (the “Certificate Agreement”) dated October 31, 1988 and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”). The procedures set forth below may be modified in compliance with DTC’s then-applicable procedures and upon agreement by the Company, the Issuing Agent and the Purchasing Agent. Notes for which interest is calculated on the basis of a fixed interest rate, which may be zero, are referred to herein as “Fixed Rate Notes.” Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as “Floating Rate Notes.”

Maturities:	Each Note will mature on a date (the “Maturity Date”) not less than one year after the date of delivery by the Company of such Note. Notes will mature on any date selected by the initial purchaser and agreed to by the Company. “Maturity” when used with respect to any Note means the date on which the outstanding principal amount of such Note becomes due and payable in full in

Exh B-2

accordance with its terms, whether at its Maturity Date or by declaration of acceleration, call for redemption, repayment or otherwise.

Issuance:	All Global Notes will be represented initially by a single Master Global Note in fully registered form without coupons. The Master Global Note will be dated and issued as of the date of its authentication by the Trustee.

Identification Numbers:	The Company has received from the CUSIP Service Bureau (the CUSIP Service Bureau”) of Standard & Poor’s Corporation (“Standard & Poor’s”) one series of CUSIP numbers consisting of approximately 900 CUSIP numbers for future assignment to the Global Notes. The Company will provide the Purchasing Agent, DTC and the Issuing Agent with a list of such CUSIP numbers. On behalf of the Company, the Purchasing Agent will assign CUSIP numbers as described below under Settlement Procedure “B”. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Notes. The Company will reserve additional CUSIP numbers when necessary for assignment to Global Notes and will provide the Purchasing Agent, the Issuing Agent and DTC with the list of additional CUSIP numbers so obtained.

Registration:	Unless otherwise specified by DTC, the Master Global Note will be issued only in fully registered form without coupons. The Master Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Note Register maintained under the Indenture by the Issuing Agent. The beneficial owner of a Global Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Global Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Global Note in the account of such Participants. The ownership interest of such beneficial owner in such Global Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:	Transfers of interests in a Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such interests.

Consolidation and Exchanges:	The Issuing Agent, at the Company’s request, may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (a) the CUSIP numbers of two or more

Exh B-3

Global Notes outstanding having the same terms (except that Issue Dates need not be the same) and for which interest, if any, has been paid to the same date and which otherwise constitute Global Notes of the same series and tenor under the Indenture, (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date, if any, for such Global Notes shall be consolidated; and (c) a new CUSIP number, obtained from the Company, to be assigned to such consolidated Global Notes. Upon receipt of such a notice, DTC will send to its participants (including the Issuing Agent) and the Issuing Agent a written reorganization notice to the effect that such consolidation will occur on such date. Prior to the specified consolidation date, the Issuing Agent will deliver to the CUSIP Service Bureau written notice setting forth such consolidation date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be consolidated will no longer be valid. On the specified consolidation date, the Issuing Agent will consolidate on its records such Global Notes as a single Global Note bearing the new CUSIP number and dated the last Interest Payment Date to which interest has been paid on the underlying Global Notes, and the CUSIP numbers of the consolidated Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.

Denominations:	Unless otherwise agreed by the Company, Notes will be issued in denominations of $1,000 and multiples of $1,000 in excess thereof, unless otherwise specified in the applicable Disclosure Package and Pricing Supplement.

Issue Price:	Unless otherwise specified in the applicable Disclosure Package and Pricing Supplement, each Note will be issued at the percentage of principal amount specified in the Disclosure Package and the Prospectus relating to such Note.

Interest:	General. Except for zero coupon notes, each Note will bear interest at either a fixed rate or a floating rate. Interest on each Note will accrue from, and including, the Issue Date of such Note for the first interest period and from, and including, the most recent Interest Payment Date to which interest has been paid for all subsequent interest periods. Except as set forth hereafter, each payment of interest on a Note will include interest accrued to, but excluding, as the case may be, the Interest Payment Date or the date of Maturity or the date of redemption or repayment if a Note is repurchased by the Company prior to maturity pursuant to mandatory or optional redemption or repayment provisions or the Survivor’s Option. Unless otherwise specified in the applicable Disclosure Package and Pricing Supplement, if any payment of principal, premium or interest with respect to any Fixed Rate Note is required to be made

Exh B-4

on a day that is not a Business Day (as defined below), such payment may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after such day. Unless otherwise specified in the applicable Disclosure Package and Pricing Supplement, if any payment of interest (other than on the Maturity Date) with respect to any Floating Rate Note is required to be made on a day that is not a Business Day, the Interest Payment Date shall be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note for which the interest rate basis is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding business day. If the Maturity Date or any date of redemption or repayment if a Note is redeemed or repurchased by the Company prior to maturity pursuant to mandatory or optional redemption or repayment provisions or the Survivor’s Option of any Note falls on a day that is not a Business Day, the related payment of principal, premium, if any, and interest required to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after the Maturity Date.

Each pending deposit message described under Settlement Procedure “C” below will be routed to Standard & Poor’s Corporation, which will use the message to include certain information regarding the related Notes in the appropriate daily bond report published by Standard & Poor’s Corporation.

Each Note will bear interest from, and including, its Issue Date at the rate, or in accordance with the interest rate basis, set forth thereon and in the applicable Disclosure Package and Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full.

Unless otherwise specified in the applicable Disclosure Package and Pricing Supplement, interest on each Note will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and at Maturity (or on the date of redemption or repayment if a Note is repurchased by the Company prior to maturity pursuant to mandatory or optional redemption or repayment provisions or the Survivor’s Option). Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at Maturity, on a date of redemption or repayment or in connection with the exercise of the Survivor’s Option will be payable to the person to whom principal shall be payable.

Exh B-5

The interest rates the Company will agree to pay on newly-issued Notes are subject to change without notice by the Company from time to time, but no such change will affect any Notes already issued or as to which an offer to purchase has been accepted by the Company.

The Interest Payment Dates for all Notes will be specified in the applicable Disclosure Package and Pricing Supplement. Unless otherwise provided in the applicable Disclosure Package and Pricing Supplement, the Regular Record Date for all Notes will be the business day preceding an Interest Payment Date (as the Interest Payment Date may be adjusted by any applicable Business Day Convention).

Each payment of interest on a Note shall include accrued interest from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date, Maturity Date or date of redemption or repayment, as the case may be.

Calculation of Interest:	Fixed Rate Notes. Unless otherwise specified in the applicable Disclosure Package and Pricing Supplement, interest on Fixed Rate Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months, and with respect to an incomplete month, the number of days elapsed calculated on the basis of a 30-day month.

Floating Rate Notes. Interest rates on Floating Rate Notes will be determined as set forth therein and in the applicable Disclosure Package and Pricing Supplement. Interest on Floating Rate Notes, except as otherwise set forth therein, will be calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor will be computed by multiplying the per annum floating interest rate for that Interest Period by a factor resulting from the day count fraction. Unless otherwise provided in the applicable Disclosure Package and Pricing Supplement, the interest factor will be equal to the actual number of days in the interest period divided by 360, except that in the case of a Constant Maturity Swap Rate Note, a CMT Rate Note, a Treasury Rate Note, an Inflation-Linked Note, or a floating rate note for which the Constant Maturity Swap Rate, the CMT Rate, the Treasury Rate or the Inflation Rate is an applicable base rate, the interest factor will be equal to the actual number of days in the interest period divided by 365 (or, if any portion of that interest period falls in a leap year, the sum of (1) the actual number of days in that portion of the interest period falling in a leap year divided by 366 and (2) the number of days in that portion of the interest period falling in a

Exh B-6

non-leap year divided by 365).

Business Day:	“Business Day” means, unless otherwise specified in the applicable Disclosure Package and Pricing Supplement, any day that is neither a Saturday or Sunday, nor a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close and, (1) with respect to any Floating Rate Note for which LIBOR is an applicable Base Rate, a London Business Day; (2) if a Note is denominated in a specified currency, currency unit or composite currency other than U.S. dollars or euros, a day that is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency; (3) if the specified currency of a Note is euros, any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System or any successor system is open for business; and (4) with respect to a Floating Rate Note that is a CMT Rate Note, a Prime Rate Note or a Federal Funds Rate Note, a U.S. Government Securities Business Day. “London Business Day” means a day on which commercial banks are open for business, including for dealings in the designated LIBOR currency, in London. “U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income department of its members be closed for the entire day for purposes of trading in U.S. government securities.

Payments of Principal and Interest:	Payments of Principal and Interest. Promptly after each Regular Record Date, the Paying Agent will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest, if any, to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with a Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor’s. On such Interest Payment Date, the Company will pay to the Paying Agent, and the Paying Agent in turn will pay to DTC, such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under “Manner of Payment”.

Payments on the Maturity Date. On or about the first Business Day of each month, the Paying Agent will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Global Note maturing or subject to redemption (pursuant to a sinking fund or otherwise) or repayment (“Maturity”) in the following month. The Paying Agent, the

Exh B-7

Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Paying Agent, and the Paying Agent in turn will pay to DTC, the principal amount of such Global Note, together with interest and premium, if any, due on such Maturity Date, at the times and in the manner set forth below under “Manner of Payment”. Promptly after payment to DTC of the principal and interest due on the Maturity Date of such Global Note, the Paying Agent will cancel and destroy such Global Note in accordance with the Indenture, record an appropriate debit advice on the Master Global Note and so advise the Company.

Manner of Payment. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Paying Agent in immediately available funds on such date. The Company will make such payment on such Global Notes to an account specified by the Paying Agent. Prior to 10:00 a.m., New York City time, on the date of Maturity or as soon as possible thereafter, the Paying Agent will make payment to DTC in accordance with existing arrangements between DTC and the Paying Agent, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Global Note on such date. On each Interest Payment Date (other than on the Maturity Date) the Paying Agent will pay DTC such interest payments in same-day funds in accordance with existing arrangements between the Paying Agent and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Notes as are recorded in the book-entry system maintained by DTC. Neither the Company nor the Paying Agent shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Notes to such Participants.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Purchase of Notes by the Purchasing Agent:	Unless otherwise agreed by the Agents and the Company, Notes offered from time to time by the Company will be purchased by the

Exh B-8

Purchasing Agent as principal for subsequent resale to the Agents and Selected Dealers party to the Master Selected Dealer Agreement in the form attached as Exhibit D to the Selling Agent Agreement.

Acceptance and Rejection of Orders:	Unless otherwise agreed by the Company and the Purchasing Agent, the Company has the sole right to accept orders to purchase Notes and may reject any such order in whole or in part. Unless otherwise instructed by the Company, the Purchasing Agent will promptly advise the Company by telephone of all offers to purchase Notes received by it, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. No order for less than $1,000 principal amount of Notes will be accepted.

Upon receipt of a completed and executed Terms Agreement from the Purchasing Agent, the Company will (i) promptly execute and return such Terms Agreement to the Purchasing Agent or (ii) inform the Purchasing Agent that its offer to purchase the Notes of a particular tranche has been rejected, in whole or in part. The Purchasing Agent will thereafter promptly inform the Agents and participating Selected Dealers of the action taken by the Company.

Preparation of Pricing Supplement/Final Term Sheet:	If any offer to purchase a Note is accepted by or on behalf of the Company, the Company will promptly prepare a Final Term Sheet (if requested by the Purchasing Agent) and a Pricing Supplement reflecting the terms of such Note. Information to be included in the Final Term Sheet and the Pricing Supplement shall include:

	1.	the name of the Company;

	2.	the title of the Notes;

	3.	the date of the Pricing Supplement and the Prospectus;

	4.	the name of the Purchasing Agent;

	5.	whether such Notes are being sold to the Purchasing Agent as principal or to an investor or other purchaser through the Purchasing Agent acting as agent for the Company;

	6.	with respect to Notes sold to the Purchasing Agent as principal, whether such Notes will be resold by the Purchasing Agent to investors and other purchasers at (i) a fixed public offering price of a specified percentage of their principal amount or (ii) at varying prices related to prevailing market prices at the time of resale to be determined by the Purchasing Agent;

	7.	with respect to Notes sold to an investor or other purchaser

Exh B-9

through the Purchasing Agent acting as agent for the Company, whether such Notes will be sold at (i) 100% of their principal amount or (ii) a specified percentage of their principal amount;

8.	the Purchasing Agent’s commission or underwriting discount;

9.	Net proceeds to the Company;

10.	the Principal Amount, Original Issue Date, Stated Maturity Date, and, in the case of Fixed Rate Notes, the Interest Rate, the Interest Payment Dates, the Regular Record Dates and the method for determining interest, if different from that described in the Prospectus, and, in the case of Floating Rate Notes, the Base Rate or Rates, the Index Currency (if applicable), the Index Maturity (if applicable), the Initial Interest Rate, the Maximum Interest Rate, if any, the Minimum Interest Rate, if any, the Interest Payment Dates, the Interest Reset Dates, the Interest Determination Dates, the Spread and/or Spread Multiplier, if any, the Regular Record Dates, the Day Count Fraction and the Calculation Agent, and, in the case of an inflation-linked Note, any applicable Spread or Spread Multiplier, the Initial Interest Rate, the Maximum Interest Rate, if any, the Minimum Interest Rate, if any, the Day Count Fraction, the Interest Reset Dates, the Interest Determination Dates, the Interest Payment Dates and Regular Record Dates, and, in the case of an indexed Note, the Principal Amount to be paid at the Stated Maturity Date (if applicable), the amount of interest, if any, payable on each Interest Payment Date or the formula for such amounts, the Interest Payment Dates, the Regular Record Dates, and whether the Notes will be exchangeable for or payable in cash, securities of an issuer other than the Issuer or other property;

11.	whether the Note is an amortizing note;

12.	whether the Note is an Original Issue Discount Note and if so, the yield to maturity and the terms thereof;

13.	the applicable Business Day Convention and the business days, if different from those specified in the Prospectus, that apply to the Notes;

14.	if applicable, the circumstances under which the Note may be redeemed at the Issuer’s option or repaid at the holder’s option before the Stated Maturity Date and the terms and conditions of such redemption or repayment;

Exh B-10

15.	whether the Survivor’s Option is applicable; and

16.	any other provisions of the Notes material to investors or other purchasers of the Notes not otherwise specified in the Prospectus or Pricing Supplement.

The Company (i) will arrange to file any such Final Term Sheet and Pricing Supplement with the Commission in accordance with Rule 433(d) and the applicable paragraph of Rule 424(b) under the Securities Act, respectively, and (ii) will, as soon as possible and in any event not later than 11:00 a.m. New York City time on the Business Day following the applicable trade date (unless otherwise agreed between the Company and the Agents), deliver the number of copies of any such Term Sheet and Pricing Supplement to each Agent (or other Selected Dealer) which made or presented the offer to purchase the applicable Note and the Issuing Agent at the following applicable address:

if to Merrill Lynch, Pierce, Fenner & Smith Incorporated, to:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

NY1-050-12-01

50 Rockefeller Plaza

New York, New York 10020

Attention: High Grade Transaction Management/Legal

Tel: (646) 855-0720

Facsimile: (646) 855-5958

Email: joseph.a.crowley@bofasecurities.com

if to Barclays Capital Inc., to:

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10020

Attention: Investment Grade Syndicate

Tel: (888) 603-5847

Telecopier: (646) 834-8133

if to Citigroup Global Markets Inc., to:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: Transaction Execution Group

Tel: (212) 816-1135

Facsimile: (646) 291-5209

Exh B-11

if to Credit Suisse Securities (USA) LLC, to:

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

Attention: Short Term Products Group

Tel: (212) 325-7198

Facsimile: (212) 743-5825

if to Deutsche Bank Securities Inc., to:

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Attention: Debt Capital Markets – Insurance Group

Tel: (212) 250-6859

with a copy to General Counsel at fax (212) 797-4561

if to Fidelity Capital Markets, a division of National Financial Services LLC, Member NYSE, SIPC, to:

Fidelity Capital Markets, a division of National Financial Services LLC,

Member NYSE, SIPC

200 Seaport Boulevard

Boston, Massachusetts 02210

Mail Zone: Z2H

Attention: Michael R. Prucher

Tel: (617) 392-2536

Facsimile: (617) 692-4933

if to Incapital LLC, to:

Incapital LLC

200 South Wacker Drive

Suite 3700

Chicago, Illinois 60606

Attention: Brian Walker

Tel: (312) 379-3750

Facsimile: (312) 379-3701

if to J.P. Morgan Securities LLC, to:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: High Grade Syndicate Desk

Tel: (212) 834-4533

Exh B-12

Facsimile: (212) 834-6081

if to Morgan Stanley & Co. LLC, to:

Morgan Stanley & Co. LLC

1585 Broadway, 2nd Floor

New York, New York 10036

Attention: Harold Hendershot

Tel: (212) 761-1890

Facsimile: (212) 507-2409

if to RBC Capital Markets LLC, to:

RBC Capital Markets LLC

Three World Financial Center

200 Vesey Street

New York, New York 10281

Attention: Adam F. Molino

Tel: (212) 618-3240

Facsimile: (212) 858-7425

if to Samuel A. Ramirez & Company, Inc., to:

Samuel A. Ramirez & Company, Inc.

61 Broadway, Suite 2924

New York, New York 10006

Attention: Justin Kelly

Tel: (212) 248-3883

Facsimile: (212) 248-0528

if to Siebert Brandford Shank & Co., L.L.C., to:

Siebert Brandford Shank & Co., L.L.C.

100 Wall Street

Eighteenth Floor

New York, New York 10005

Attention: Myles Turner

Tel: (212) 644-2421

Facsimile: (212) 486-2784

if to Wells Fargo Advisors, LLC, to:

Wells Fargo Advisors, LLC

One North Jefferson Avenue, 7th Floor

St. Louis, Missouri 63103

Attention: Kevin Floyd

Tel: (314) 955-3819

Exh B-13

and if to the Issuing Agent, to:

Citibank, N.A. 388 Greenwich Street, 14th Floor New York, NY 10013 Telephone: (212) 816-5827 Facsimile: (212) 816-5527

For record keeping purposes, one copy of each Pricing Supplement, as so filed, shall also be mailed or facsimiled to:

Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 Attention: Sandra L. Flow Telephone: (212) 225-2494 Facsimile: (212) 225-3999

and to:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

NY1-050-12-01

50 Rockefeller Plaza

New York, New York 10020

Attention: High Grade Transaction Management/Legal

Tel: (646) 855-0720

Facsimile: (646) 855-5958

Each such Agent (or Selected Dealer), in turn, pursuant to the terms of the Selling Agent Agreement and the Master Selected Dealer Agreement, will cause to be timely delivered a copy of the Prospectus and the applicable Pricing Supplement to each purchaser of Notes from such Agent or Selected Dealer or otherwise will comply with the requirements of Rule 173(a) under the Securities Act.

Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed by those in possession thereof.

Delivery of Confirmation and Prospectus to Purchaser by Presenting Agent:	Unless the Agents or Selected Dealers comply with the requirements of Rule 173(a) under the Securities Act, if available, the Agents or Selected Dealers will deliver a Prospectus and Pricing Supplement herein described with respect to each Note sold by it.

For each offer to purchase a Note accepted by or on behalf of the Company, the Purchasing Agent will confirm in writing with each Agent or Selected Dealer the terms of such Note, the amount being purchased by such Agent or Selected Dealer and other applicable

Exh B-14

details described above and delivery and payment instructions, with a copy to the Company.

In addition, unless the Agent or Selected Dealer complies with the requirements of Rule 173(a) under the Securities Act, if available, the Purchasing Agent, other Agent or Selected Dealer, as the case may be, will deliver to investors purchasing the Notes the Prospectus (including the Pricing Supplement) in relation to such Notes prior to or simultaneously with delivery of the confirmation of sale or delivery of the Note.

Settlement:	The receipt of immediately available funds by the Company in payment for a Note and the entry by the Issuing Agent of an SDFS deliver order through DTC’s Participant Terminal System to credit such Note to the account of a Participant purchasing, or acting for the purchaser of such Note, shall constitute “Settlement” with respect to such Note. All orders accepted by the Company will be settled within three Business Days pursuant to the timetable for Settlement set forth below, unless the Company and the purchaser agree to Settlement on another specified date, and shall be specified upon acceptance of such offer; provided, however, in all cases the Company will notify the Issuing Agent on the date issuance instructions are given.

Settlement Procedures:	Settlement Procedures with regard to each Note sold by an Agent shall be as follows:

	A.	After the acceptance of an offer by the Company with respect to a Note, the Purchasing Agent will communicate the following details of the terms of such offer (the “Note Sale Information”) to the Company in writing or by facsimile transmission, email or other written means acceptable to the Company:

		1.	Principal amount of the purchase;

		2.	In the case of a Fixed Rate Note, the interest rate or, in the case of a Floating Rate Note, the interest rate basis (including, if LIBOR, the method for determining LIBOR), initial interest rate (if known at such time), Interest Determination Date, Index Currency, Index Maturity, Interest Reset Dates (if any), Spread and/or Spread Multiplier (if any), minimum interest rate (if any) and maximum interest rate (if any), Day Count Fraction, or, in the case of an inflation-linked Note, any applicable Spread or Spread Multiplier, the Initial Interest Rate, the Maximum Interest Rate, if any, the Minimum Interest Rate, if any, the Day Count Fraction, the Interest Reset Dates, and the Interest Determination Dates, and, in the case of an indexed Note, the Principal Amount to be paid at the Stated

Exh B-15

Maturity Date (if applicable), the amount of interest, if any, payable on each Interest Payment Date or the formula for such amounts, and whether the Notes will be exchangeable for or payable in cash, securities of an issuer other than the Issuer or other property;

	3.	Interest Payment Frequency and Interest Payment Dates;

	4.	Regular Records Dates;

	5.	Settlement Date;

	6.	Maturity Date;

	7.	Price to Public;

	8.	Purchasing Agent’s commission determined pursuant to Section V(a) of the Selling Agent Agreement;

	9.	Net proceeds to the Company;

	10.	Trade Date;

	11.	If a Note is redeemable by the Company or repayable at the request of the Noteholder, such of the following as are applicable:

(i) The date on and after which such Note may be redeemed/repaid (the “Redemption/Repayment Commencement Date”),

(ii) Redemption/repayment price, and

(iii) Other redemption/repayment terms;

	12.	Whether the Note has a Survivor’s Option;

	13.	Business Day Convention;

	14.	The business days, if different from those specified in the Prospectus, that apply;

	15.	DTC Participant Number of the institution through which the customer will hold the beneficial interest in the Global Note; and

	16.	Such other terms as are necessary to complete the applicable form of Note.

B.	The Company will advise the Issuing Agent and the Purchasing Agent by telephone (confirmed in writing at any time on the same date) or by facsimile or other form of electronic transmission of the information received in accordance with Settlement Procedure “A” above, the assigned CUSIP number and the name of the Purchasing Agent. Each such communication by the Company will be deemed to constitute a representation and warranty by the Company to the Issuing

Exh B-16

Agent and the Agents that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company; (ii) such Note will conform with the terms of the Indenture for such Note; and (iii) upon issuance of such Global Note, the aggregate principal amount of all Notes issued under the Indenture will not exceed the aggregate principal amount of Notes authorized for issuance at such time by the Company.

C.	The Issuing Agent will communicate to DTC and the Purchasing Agent through DTC’s Participant Terminal System, a pending deposit message specifying the following Settlement information:

	1.	The information received in accordance with Settlement Procedure “A”.

	2.	The numbers of the participant accounts maintained by DTC on behalf of the Issuing Agent and the Purchasing Agent.

	3.	Identification as a Fixed Rate Note or a Floating Rate Note.

	4.	The initial Interest Payment Date for such Note, number of days by which such date succeeds the related DTC record date (which term means the Regular Record Date), and if then calculated, the amount of interest payable on such Initial Interest Payment Date (which amount shall have been confirmed by the Issuing Agent).

	5.	The CUSIP number of the Global Note representing such Notes.

	6.	The frequency of interest.

	7.	Whether such Global Note represents any other Notes issued or to be issued (to the extent then known).

D.	DTC will credit such Note to the participant account of the Issuing Agent maintained by DTC.

E.	The Issuing Agent will complete the Master Global Note as it relates to such Note by filing the applicable Pricing Supplement relating to such Note in the records maintained by it, which records, taken with the Master Global Note, shall evidence such Note.

F.	The Issuing Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Issuing Agent’s participant account and credit such Note to the participant account of the Purchasing Agent maintained by DTC and (ii) debit the settlement account of the Purchasing Agent and credit the

Exh B-17

settlement account of the Issuing Agent maintained by DTC, in an amount equal to the price of such Note less the Purchasing Agent’s commission. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the Issuing Agent to DTC that (a) the Master Global Note representing such Note has been issued and authenticated and (b) the Issuing Agent is holding such Master Global Note pursuant to the Certificate Agreement.

	G.	The Purchasing Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Purchasing Agent’s participant account and credit such Note to the participant accounts of the Participants to whom such Note is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent maintained by DTC, in an amount equal to the price of the Note less the agreed upon commission so credited to their accounts.

	H.	Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “F” and “G” will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

	I.	The Issuing Agent will credit to an account specified by the Company funds available for immediate use in an amount equal to the amount credited to the Issuing Agent’s DTC participant account in accordance with Settlement Procedure “F”.

	J.	Each Agent and Selected Dealer will confirm the purchase of each Note to the purchaser thereof either by transmitting to the Participant to whose account such Note has been credited a confirmation order through DTC’s Participant Terminal System or by mailing a written confirmation to such purchaser. In all cases the Prospectus, as most recently amended or supplemented, must accompany or precede such confirmation (or Rule 173(a) under the Securities Act must be complied with, if available).

	K.	On a day that is a Business Day, the Issuing Agent will send, by facsimile or electronic transmission, to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth the CUSIP number(s) assigned to, and a brief description of, any orders which the Company has advised the Issuing Agent but which have not yet been settled.

Settlement Procedures Timetable:	In the event of a purchase of Notes by the Purchasing Agent, as

Exh B-18

principal, appropriate Settlement details, if different from those set forth below will be set forth in the applicable Terms Agreement to be entered into between the Purchasing Agent and the Company pursuant to the Selling Agent Agreement.

Settlement Procedures “A” through “K” shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement	Procedure	Time

	A	2:00 p.m. on the Trade Day.

	B	12:00 p.m. on the Business Day following the Trade Day.

	C	2:00 p.m. on the Business Day before the Settlement Date.

	D	10:00 a.m. on the Settlement Date.

	E	12:00 p.m. on the Settlement Date.

	F-H	2:00 p.m. on the Settlement Date.

	I-J	2:30 p.m. on the Settlement Date.

	K	Weekly or at the request of the Company.

The Prospectus as most recently amended or supplemented must accompany or precede any written confirmation given to the customer (Settlement Procedure “J”) or the Agent or Selected Dealer must otherwise comply with Rule 173(a) under the Securities Act, if available. Settlement Procedure “H” is subject to extension in accordance with any extension Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If Settlement of a Note is rescheduled or cancelled, the Issuing Agent will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:	If the Issuing Agent fails to enter an SDFS deliver order with respect to a Note pursuant to Settlement Procedure “F”, the Issuing Agent may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Issuing Agent maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains Notes having the same terms and having a principal amount that is at least equal to the principal amount of such Note to be debited. If withdrawal messages are processed with respect to all the Notes

Exh B-19

issued or to be issued represented by a Global Note, the Issuing Agent will cancel the Global Note in accordance with the Indenture, make appropriate entries in its records and so advise the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Notes represented by a Global Note, the Issuing Agent will exchange such Global Note for two Global Notes, one of which shall represent such Notes and shall be cancelled immediately after issuance, and the other of which shall represent the remaining Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note. If the purchase price for any Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC’s participant Terminal System reversing the orders entered pursuant to Settlement Procedures “F” and “G”. Thereafter, the Issuing Agent will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the Agent in the performance of its obligations hereunder or under the Selling Agent Agreement, the Company will reimburse the Agent on an equitable basis for its reasonable out-of-pocket accountable expenses actually incurred and loss of the use of funds during the period when they were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Global Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all of the Notes, to have been represented by a Global Note, the Issuing Agent will follow the procedures described in Settlement Procedure “D” with respect to the Note.

Suspension of Solicitation; Amendment or Supplement:	Subject to the Company’s representations, warranties and covenants contained in the Selling Agent Agreement as they relate to prior solicitations or sales of Notes, the Company may instruct the Purchasing Agent to instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase Notes. Upon receipt of such instructions (which may be given orally), each Agent will forthwith suspend solicitation until such time as the Company has advised it that solicitation of purchases may be resumed.

In the event that at the time the Company suspends solicitation of

Exh B-20

purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Purchasing Agent, the Agents and the Issuing Agent whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension (or the notice provided for in Rule 173(a) under the Securities Act, if applicable) may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus (or the notice provided for in Rule 173(a) under the Securities Act, if applicable) may not be so delivered.

If the Company decides to amend or supplement the Disclosure Package, the Registration Statement or the Prospectus, it will promptly advise the Purchasing Agent and the Agents and furnish the Purchasing Agent and the Issuing Agent with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Selling Agent Agreement. Subject to the provisions of the Selling Agent Agreement, the Company may file with the Commission any supplement to the Prospectus relating to the Notes. The Company will provide the Purchasing Agent and the Issuing Agent with copies of any such supplement, and confirm to the Purchasing Agent that such supplement has been filed with the SEC.

Issuing Agent Not to Risk Funds:	Nothing herein shall be deemed to require the Issuing Agent to risk or expend its own funds in connection with any payment to the Company, or the Agents or the purchasers, it being understood by all parties that payments made by the Issuing Agent to either the Company or the Agents shall be made only to the extent that funds are provided to the Issuing Agent for such purpose.

Advertising Costs:	The Company shall have the sole right to approve the form and substance of any advertising an Agent may initiate in connection with such Agent’s solicitation to purchase the Notes. The expense of such advertising will be solely the responsibility of such Agent, unless otherwise agreed to by the Company.

Exh B-21

Exhibit C

TERMS AGREEMENT

            , 20

Prudential Financial, Inc.

751 Broad Street

Newark, New Jersey 07102

Attention: Assistant Treasurer – Capital Markets

Subject in all respects to the terms and conditions of the Selling Agent Agreement dated March 3, 2015, among Prudential Financial, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Fidelity Capital Markets, a division of National Financial Services LLC, Member NYSE, SIPC, Incapital LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Samuel A. Ramirez & Company, Inc., RBC Capital Markets LLC., Siebert Brandford Shank & Co., L.L.C. and Wells Fargo Advisors, LLC, the undersigned Purchasing Agent (the “Underwriter”) agrees to purchase the following aggregate principal amount of Prudential Financial Retail Medium-Term Notes:

$

The terms of such Notes shall be as follows:

Purchasing Agent:

CUSIP Number:

Price to Public:

Agent’s Concession:     %

Purchasing Agent’s Concession:     %

Net Proceeds to Issuer: $

Maturity Date:

Settlement Date, Time and Place:

Disclosure Package Schedule

Applicable Time:

Issuer Free Writing Prospectuses:

Exh C-1

[Final term Sheet in the form set forth in Exhibit G to the Selling Agent Agreement], [if the Company is obligated to prepare and file such term sheet pursuant to Section III(a)(i) of the Selling Agent Agreement]

Interest Rate or Method of Determining:

Fixed Rate Note:

Interest Rate:

Interest Payment Frequency:

Interest Payment Date(s):

Regular Record Date(s):

Floating Rate Note:

Base Rate or Rates:

If LIBOR:

(i)	Designated LIBOR Reuters Page:

(ii)	Index Currency:

If CMT Rate:

(i)	Designated CMT Reuters Page:

(ii)	Designated CMT Maturity:

Initial Interest Rate:

Spread, if any:

Spread Multiplier, if any:

Interest Reset Date(s):

Interest Payment Date(s):

Regular Record Dates:

Index Currency:

Index Maturity:

Maximum Interest Rate, if any:

Exh C-2

Minimum Interest Rate, if any:

Interest Determination Date(s):

Day Count Fraction:

Calculation Agent:

Indexed Notes:

Principal Amount to be paid at the Stated Maturity Date, or formula therefor:

Interest Rate, or formula therefor:

Interest Payment Dates:

Regular Record Dates:

Other terms:

Inflation-linked Notes:

Spread, if any:

Spread Multiplier, if any:

Initial Interest Rate:

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Day Count Fraction:

Interest Payment Dates:

Interest Reset Dates:

Interest Determination Dates:

Interest Records Dates:

Survivor’s Option:

Amortizing Notes:  ☐    Yes  ☐    No

Terms of amortization:

Original Issue Discount Note:  ☐    Yes  ☐    No

Exh C-3

Yield to maturity:

Other terms:

Optional Redemption/Repayment, if any:

Initial Redemption/Repayment Date[s]:

Final Redemption/Repayment Date[s]:

Redemption/Repayment Price:

Other Redemtion/Repayment terms:

Business Day Convention:

Business days, if different from those specified in the Prospectus, that apply:

Other terms and conditions, if any:

[PURCHASING AGENT]

By:
Title:

ACCEPTED
PRUDENTIAL FINANCIAL, INC.

By:
Title:

Exh C-4

Exhibit D

Master Selected Dealer Agreement

In connection with public offerings of securities after the date hereof for which there will be a lead agent, as lead or co-manager of an underwriting syndicate or in connection with unregistered (pursuant to Rule 144A or otherwise exempt) offerings of securities for which we are acting as lead agent or lead or co-manager for each such offering (the “Purchasing Agent”), where such Purchasing Agent may be any one of the parties to this Agreement, and such Purchasing Agent will be involved in the distribution of securities by means of an offering of securities for sale to selected dealers (the “Selected Dealers”), each Selected Dealer may be offered the right as a Selected Dealer to purchase as principal a portion of such securities. This will confirm the agreement between the parties hereto that if any such party acts as Purchasing Agent, it agrees with each of the other parties hereto as Selected Dealers, through each Selected Dealer’s execution of this Agreement, as to the general terms and conditions applicable to each Selected Dealer’s participation in any such Selected Dealer group organized by the Purchasing Agent as follows.

1.	Applicability of this Agreement. The terms and conditions of this letter agreement (this “Agreement”) shall be applicable to any offering of securities (“Securities”), whether a public offering effected pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or an offering exempt from registration thereunder (other than an offering of Securities effected wholly outside the United States of America), in respect of which the Purchasing Agent clearing through BNY Clearing Services, LLC (the “Account”) (acting for its own Account or for the account of any underwriting or agent or similar group or syndicate), is responsible for managing or otherwise implementing the sale (whether by acting as lead agent or manager or by facilitating the re-offer of Securities or otherwise) of the Securities to the Selected Dealers and has expressly informed the Selected Dealers that these terms and conditions shall be applicable. Any such offering of Securities to the Selected Dealer is hereinafter called an “Offering.” In the case of any Offering where the Purchasing Agent is acting for the account of any underwriting or agent or similar group or syndicate (whether purchasing as principal for resale or soliciting as agent purchases of Securities directly from the issuer) (“Underwriters”), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where the Purchasing Agent is acting with others as representatives of Underwriters, such other representatives. The use of the defined term Underwriter herein shall be understood to include acting as agent.

2.

Conditions of Offering; Acceptance and Purchases. Any Offering: (i) will be subject to delivery of the Securities and their acceptance by the Purchasing Agent and any other Underwriters; (ii) may be subject to the approval of all legal matters by counsel and the satisfaction of other closing conditions, and (iii) may be made on the basis of reservation of Securities or an allotment against subscription. The Purchasing Agent will advise the Selected Dealers by electronic mail, facsimile or other form of Written Communication (as defined below) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in

Exh D-1

Section 3(c) hereof) of any Offering in which the Selected Dealers are invited to participate. “Written Communication” may include, in the case of any Offering described in Section 3(a) hereof, Additional Information (as defined below) and, in the case of any Offering described in Section or 3(b) hereof, an offering circular). Each Selected Dealer agrees that if we make electronic delivery of a prospectus or an offering circular or any supplement thereto, we have satisfied our obligation, if any, pursuant to Section 3 hereof to deliver to each Selected Dealer a prospectus or an offering circular or any supplement thereto. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by any of the Selected Dealers with respect to an Offering should be sent to the Purchasing Agent at the address indicated on the signature page hereto. The Purchasing Agent reserves the right to reject any acceptance in whole or in part. Unless notified otherwise by the Purchasing Agent, Securities purchased by the Selected Dealers shall be paid for on such date as the Purchasing Agent shall determine, on one day’s prior notice to the Selected Dealers, by electronic transfer in an amount equal to the Public Offering Price (as hereinafter defined) or, if the Purchasing Agent shall so advise the Selected Dealers, at such Public Offering Price less the Concession (as hereinafter defined), payable in Federal funds to the order of BNY Clearing Services, LLC clearing for the account of the Purchasing Agent, against delivery of the Securities. If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities. Notwithstanding the foregoing, unless notified otherwise by the Purchasing Agent, payment for and delivery of Securities purchased by a Selected Dealer shall be made through the facilities of The Depository Trust Company, if such Selected Dealer is a member, unless the Selected Dealer has otherwise notified the Purchasing Agent prior to the date specified in a Written Communication to the Selected Dealers from the Purchasing Agent or, if such Selected Dealer is not a member, settlement may be made through a correspondent who is a member pursuant to instructions which such Selected Dealer will send to the Purchasing Agent prior to such specified date.

3.	Offering Materials and Arrangements.

(a) Registered Offerings. In the case of any Offering of Securities that are registered under the Securities Act (“Registered Offering”), the following terms shall have the following meanings. The term “Preliminary Prospectus” means any preliminary prospectus relating to the Offering or any preliminary prospectus supplement together with a prospectus relating to the Offering. The term “Prospectus” means the prospectus, together with the final prospectus supplement, if any, relating to the Offering filed or to be filed under Rule 424 of the Securities Act. The term “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the term “Permitted Free Writing Prospectus” means a free writing prospectus authorized for use by the Purchasing Agent and the issuer in connection with the Offering of the Securities that has been or will be filed with the Commission (as defined) in accordance with Rule 433(d) of the Securities Act. “Additional Information” means the Preliminary Prospectus together with each Permitted Free Writing Prospectus, if any, delivered to each Selected Dealer relating

Exh D-2

to the Offering of Securities. In connection with any Registered Offering, the Purchasing Agent will provide to each Selected Dealer electronically copies of the Additional Information and of the Prospectus (other than, in each case, information incorporated by reference therein) for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable rules and regulations of the Securities and Exchange Commission (the “Commission) thereunder and will make available to each Selected Dealer such number of copies of the Prospectus as it may reasonably request as soon as practicable after sufficient copies are made available to the Purchasing Agent by the issuer of the Securities.

Each Selected Dealer agrees that it will not use, authorize use of, refer to, or participate in the planning for use of any written communication (as such term is defined in Rule 405 under the Securities Act) concerning the Offering, any issuer of the Securities (including, without limitation, any free writing prospectus and any information furnished by the Purchasing Agent and any issuer of Securities but not incorporated by reference into the Preliminary Prospectus or Prospectus), other than (a) any Preliminary Prospectus or Prospectus or (b) any Permitted Free Writing Prospectus.

Each Selected Dealer represents and warrants that it is familiar with the rules relating to the distribution of a Preliminary Prospectus and agrees that it will comply therewith. Each Selected Dealer represents and warrants that it is familiar with Rule 173 under the Securities Act relating to electronic delivery. Each Selected Dealer agrees to make a record of its distribution of each Preliminary Prospectus and, when furnished with copies of any revised Preliminary Prospectus, will, upon the request of the Purchasing Agent, promptly forward copies thereof to each person to whom it has theretofore distributed a Preliminary Prospectus.

Each Selected Dealer agrees that in purchasing Securities in a Registered Offering it will rely upon no statement whatsoever, written or oral, other than the statements in the Preliminary Prospectus or final Prospectus delivered to it by the Purchasing Agent. The Selected Dealers will not be authorized by the issuer or other seller of Securities offered pursuant to a prospectus or by any Underwriter to give any information or to make any representation not contained in the prospectus in connection with the sale of such Securities. Each Selected Dealer agrees that it has not relied, and will not rely, upon advice from the Purchasing Agent regarding the suitability of any Securities as an investment for itself or its clients. Each Selected Dealer acknowledges and agrees that it is its sole responsibility to ensure that, prior to any distribution, the Securities are suitable for its clients, it is lawful for its clients to purchase the Securities and the clients are capable of evaluating and have evaluated the risks and merits of an investment in the Securities. Each Selected Dealer agrees not to market the Securities in any manner which is inconsistent with or not on the basis of the materials furnished to it for use in the distribution and agrees not to use marketing materials other than those that have been approved for use.

(b) Offerings Pursuant to Offering Circular. In the case of any Offering of Securities other than a Registered Offering, which is made pursuant to an offering circular or other disclosure document comparable to a prospectus in a Registered

Exh D-3

Offering, the Purchasing Agent will provide to each Selected Dealer electronically copies of each preliminary offering circular, if any, any offering circular supplement and of the final offering circular relating thereto and will make available to each Selected Dealer such number of copies of the final offering circular as it may reasonably request as soon as practicable after sufficient copies are made available to the Purchasing Agent by the issuer of the Securities. Each Selected Dealer agrees that it will comply with the applicable Federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering materials by brokers or dealers.

Each Selected Dealer agrees that in purchasing Securities pursuant to an offering circular it will rely upon no statements whatsoever, written or oral, other than the statements in the preliminary or final offering circular delivered to each Selected Dealer by the Purchasing Agent. The Selected Dealers will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter, to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities. Each Selected Dealer agrees that it has not relied, and will not rely, upon advice from the Purchasing Agent regarding the suitability of any Securities as an investment for itself or its clients. Each Selected Dealer acknowledges and agrees that it is its sole responsibility to ensure that, prior to any distribution, the Securities are suitable for its clients, it is lawful for its clients to purchase the Securities and the clients are capable of evaluating and have evaluated the risks and merits of an investment in the Securities. Each Selected Dealer agrees not to market the Securities in any manner which is inconsistent with or not on the basis of the materials furnished to it for use in the distribution and it agrees not to use marketing materials other than those that have been approved for use.

(c) Offer and Sale to the Public. With respect to any Offering of Securities, the Purchasing Agent will inform the Selected Dealers by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers and the time when the Selected Dealers may commence selling Securities to the public. After such public offering has commenced, the Purchasing Agent may change the public offering price, the selling concession and the reallowance to dealers. The offering price, selling concession and reallowance (if any) to dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the “Public Offering Price”, the “Concession” and the “Reallowance.” With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 5 hereof, each Selected Dealer agrees to offer Securities to the public at no more than the Public Offering Price. If so notified by the Purchasing Agent, each Selected Dealer may sell Securities to the public at a lesser negotiated price than the Public Offering Price, but in an amount not to exceed the “Concession.” If a Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who are either (i) members in good standing of the Financial Industry Regulatory Authority (“FINRA”) who agree to abide by the applicable rules of FINRA (and its predecessor, the National Association of Securities Dealers, Inc. (“NASD”), as applicable) (see Section 4(a) below) or (ii) foreign

Exh D-4

banks, dealers or institutions not eligible for membership in FINRA who represent to the Selected Dealers that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in Section 4(a) hereof.

(d) Over-allotment; Stabilization; Unsold Allotments. The Purchasing Agent may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. Each Selected Dealer agrees that, upon the request of the Purchasing Agent at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, it will report to the Purchasing Agent the amount of Securities it purchased pursuant to such Offering which then remain unsold by the Selected Dealers and will, upon the request of the Purchasing Agent at any such time, sell to the Purchasing Agent for its account or the account of one or more Underwriters such amount of such unsold Securities as the Purchasing Agent may designate at the Public Offering Price less an amount to be determined by the Purchasing Agent not in excess of the Concession. If, prior to the later of (i) the termination of the provisions of Section 3(c) hereof with respect to any Offering or (ii) the covering by the Purchasing Agent of any short position created by the Purchasing Agent in connection with such Offering for its account or the account of one or more Underwriters, the Purchasing Agent purchases or contracts to purchase for its account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by a Selected Dealer under this Agreement as part of such Offering, such Selected Dealers agree to pay the Purchasing Agent on demand an amount equal to the Concession with respect to such Securities (unless such Selected Dealer shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price in which case the Purchasing Agent shall not be obligated to pay such Concession to such Selected Dealer pursuant to Section 2) plus transfer taxes and broker’s commissions or dealer’s mark-up, if any, paid in connection with such purchase or contract to purchase.

4.	Representations, Warranties and Agreements.

(a) FINRA. Each Selected Dealer represents and warrants that it is actually engaged in the investment banking or securities business. In addition, each Selected Dealer further represents and warrants that it is either (i) a member in good standing of the FINRA, (ii) a foreign bank, dealer or institution not eligible for membership in the FINRA which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply with the FINRA’s interpretation with respect to free riding and withholding, or (iii), solely in connection with an Exempted or Municipal Securities Offering, a bank, as defined in Section 3(a)(6) of the Exchange Act, that does not otherwise fall within provision (i) or (ii) of this sentence (a “Bank”). Each Selected Dealer agrees to notify the Purchasing Agent promptly if any of the following happens: it ceases to be authorized or licensed by any authority in any relevant jurisdiction to offer Securities; it changes its legal status (for example, from a corporation to a partnership or limited liability company); or it becomes aware that it may be in violation of any regulations applicable to the distribution of the Securities. Each Selected Dealer further

Exh D-5

represents, by its participation in an Offering, that it has provided to the Purchasing Agent all documents and other information required to be filed with respect to it, any related person or any person associated with it or any such related person pursuant to the supplementary requirements of the FINRA’s interpretation with respect to review of corporate financing as such requirements relate to such Offering.

Each Selected Dealer agrees that, in connection with any purchase or sale of the Securities wherein a Concession, discount or other allowance is received or granted, (1) it will comply with the provisions of FINRA Rule 5141, subject to the provisions of FINRA Rule 5130, and (2) if it is a non-FINRA member broker or dealer in a foreign country, it will also comply (a), as though it were a FINRA member, with the provisions of FINRA Rule 5141, subject to the provisions of FINRA Rule 5130, and (b) with NASD Rule 2420 (and any successor FINRA Rule) as that section applies to a non-FINRA member broker or dealer in a foreign country.

Each Selected Dealer further agrees that, in connection with any purchase of securities from the Purchasing Agent that is not otherwise covered by the terms of this Agreement (whether the Purchasing Agent is acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a selling Concession, discount or other allowance is granted to a Selected Dealer, clauses (1) and (2) of the preceding paragraph will be applicable.

Each Selected Dealer further represents and warrants to the Purchasing Agent at all times that such Selected Dealer has obtained all required licenses and authorizations to legally carry out the activities contemplated by this Agreement in each jurisdiction where it is carrying out such activities.

(b) Relationship Among Underwriters and Selected Dealers. The Purchasing Agent may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, without consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Concession. Unless otherwise specified in a separate agreement between the Selected Dealers and the Purchasing Agent, this agreement does not authorize any Selected Dealer to act as agent for: (i) the Purchasing Agent; (ii) any Underwriter; (iii) the issuer; or (iv) other seller of any Securities in offering Securities to the public or otherwise. Neither the Purchasing Agent nor any Underwriter shall be under any obligation to any Selected Dealer except for obligations assumed hereby or in any Written Communication from the Purchasing Agent in connection with any Offering. Nothing contained herein or in any Written Communication from the Purchasing Agent shall constitute the Selected Dealers an association or partners with the Purchasing Agent or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then such Selected Dealer elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agrees not to take any position inconsistent with that election. Each Selected Dealer authorizes the Purchasing Agent, in its discretion, to execute and file on behalf of the Selected Dealers such evidence of that election as may be required by the Internal Revenue Service. In

Exh D-6

connection with any Offering, each Selected Dealer shall be liable for its proportionate amount of any tax, claim, demand or liability that may be asserted against it alone or against one or more Selected Dealers participating in such Offering, or against the Purchasing Agent or the Underwriters, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity, including, in each case, its proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

(c) Role of the Purchasing Agent; Legal Responsibility. The Purchasing Agent is acting as representative of each of the Underwriters in all matters connected with the Offering of the Securities and with the Underwriters’ purchases (or solicitation for purchase) of the Securities. The rights and liabilities of each Underwriter of Securities and each Selected Dealer shall be several and not joint. The Purchasing Agent, as such, shall have full authority to take such action as it deems advisable in all matters pertaining to the Offering of the Securities or arising under this Agreement. The Purchasing Agent will have no liability to any Selected Dealer for any act or omission except for obligations expressly assumed by it hereunder, and no obligations on the part of the Purchasing Agent will be implied hereby or inferred herefrom.

(d) Blue Sky Laws. Upon application to the Purchasing Agent, the Purchasing Agent shall inform the Selected Dealers as to any advice it has received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but the Purchasing Agent does not assume any obligation or responsibility as to the Selected Dealers’ right to sell Securities in any such jurisdiction. Each Selected Dealer agrees to: (a) only engage in a distribution in accordance with the terms of any restrictions in the final Prospectus or offering circular, as applicable; (b) not conduct any distribution which would constitute, in any jurisdiction, a public offer as defined by the law of the relevant jurisdiction, unless the Selected Dealer has requested of the Purchasing Agent and we have confirmed to it that the Securities are approved for public offer in such jurisdiction; and (c) observe the dates of any subscription period.

(e) U. S. Patriot Act/Office of Foreign Asset Control (OFAC). Each Selected Dealer represents and warrants, on behalf of itself and any subsidiary, affiliate, or agent to be used by it in the context of this Agreement, that it and they comply and will comply with all applicable rules and regulations of the Office of Foreign Assets Control of the U.S. Department of the Treasury and all applicable requirements of the U.S. Bank Secrecy Act and the USA PATRIOT Act and the rules and regulations promulgated thereunder. Each Selected Dealer agrees to only market, offer or sell Securities in jurisdictions agreed by the Purchasing Agent and excluding those jurisdictions on the Country Sanctions Programs of the OFAC.

(f) Cease and Desist Proceedings. Each Selected Dealer represents and warrants that it is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the Offering.

Exh D-7

(g) Compliance with Law. Each Selected Dealer agrees that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the issuer or other seller of such Securities) it will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Commission thereunder, the applicable rules and regulations of any securities exchange having jurisdiction over the Offering and the applicable rules and regulations of any regulatory organization having jurisdiction over its activities. Each Selected Dealer represents and warrants, on behalf of itself and any subsidiary, affiliate, or agent to be used by it in the context of this Agreement, that it and they have not relied upon advice from the Purchasing Agent, any issuer of the Securities, the Underwriters or other sellers of the Securities or any of our or their respective affiliates regarding the suitability of the Securities for any investor.

(h) Electronic Media. Each Selected Dealer agrees that it is familiar with the Commission’s guidance on the use of electronic media to deliver documents under the federal securities laws and all guidance published by FINRA or its predecessor concerning delivery of documents by broker-dealers through electronic media. Each Selected Dealer agrees that it will comply therewith in connection with a Registered Offering.

(i) Structured Products. Each Selected Dealer agrees that it is familiar with NASD Notice to Members 5-59 concerning the obligations of member firms when selling structured products and, to the extent that it is applicable to each Selected Dealer, agrees to comply with the requirements therein.

(j) New Products. Each Selected Dealer agrees to comply with NASD Notice to Members 5-26 recommending best practices for reviewing new products.

5.	Indemnification. Each Selected Dealer hereby agrees to indemnify and hold the Purchasing Agent harmless and to indemnify and hold harmless the issuers, any Underwriter and any affiliates of the Purchasing Agent from and against any and all losses, claims, damages and liabilities (including, without limitation, any reasonable legal or other expenses reasonably incurred in connection with defending or investigating any action or claim) caused by the Selected Dealers’ failure or the failure of any other subsidiary, affiliate or agent or the failure of any Selling Agent of the Selected Dealer (i) to offer or sell the Securities in compliance with any applicable law or regulation, (ii) to comply with the provisions hereof including, but not limited to, any actual or alleged breach or violation of any representations and warranties contained herein or (iii) to obtain any consent, approval or permission required in connection with the distribution of the Securities.

6.

Termination, Supplements and Amendments. This Agreement shall continue in full force and effect until terminated by a written instrument executed by each of the parties hereto. This Agreement may be supplemented or amended by the Purchasing Agent by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to “this Agreement” herein shall, as

Exh D-8

appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Section 3(c) hereof with regard to any Offering will terminate at the close of business on the 30th day after the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may be extended by the Purchasing Agent for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.

7.	Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in Section 1 hereof, and the respective successors and assigns of each of them.

8.	Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from the Purchasing Agent to the Selected Dealers in connection therewith shall be governed by, and construed in accordance with, the laws of the state of New York.

9.	Headings and References. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

10.	Supersedes Prior Agreement. This Agreement, as amended and supplemented from time to time, supersedes and replaces in its entirety any other selected dealers agreement and any other agreement between the Purchasing Agent governing similar transactions in which any Selected Dealer is acting in its capacity as such, for all Offerings conducted from and after the date hereof.

Please confirm by signing and returning to the Purchasing Agent the enclosed copy of this Agreement that your subscription to, or your acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 6 hereof) together with and subject to any supplementary terms and conditions contained in any Written Communication from the Purchasing Agent in connection with such Offering, all of which shall constitute a binding agreement between the Selected Dealers and the Purchasing Agent, individually or as representative of any Underwriters, (ii) confirmation that the Selected Dealer’s representations and warranties set forth in Section 4 hereof are true and correct at that time, (iii) confirmation that the Selected Dealer’s agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by it to the extent and at the times required thereby and (iv) in the case of any Offering described in Section 3(a) and 3(b) hereof, acknowledgment that it has requested or will request from the Purchasing Agent sufficient copies of the final prospectus or offering circular, as the case may be, with respect to such Offering in order to comply with such Selected Dealer’s undertakings in Section 3(a) or 3(b) hereof.

Very truly yours,

Exh D-9

By:
Name:
Title:

CONFIRMED:            , 20

{Company}

By:

Name:
(Print name)
Title:

Exh D-10

Exhibit E

ACCESSION LETTER – NOTE ISSUE

To:	Prudential Financial, Inc.

751 Broad Street

Newark, New Jersey 07102

Attention: Assistant Treasurer – Capital Markets

[Date]

Prudential Financial, Inc. (the “Company”)

$[        ] aggregate principal amount of [    ]% Retail Medium-Term Notes,

Due [            ,         ] (the “Notes”)

Ladies and Gentlemen:

We refer to the Selling Agent Agreement, dated March 3, 2015 (as amended from time to time, the “Selling Agreement”), and the Terms Agreement, dated (the “Terms Agreement”, and together with the Selling Agreement, the “Agreement”) entered into with respect to the Notes, and made between the Company and the Agents parties thereto. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Selling Agreement.

We confirm that we are in receipt of the documents referenced below:

(a)	a copy of the Agreement,

(b)	copies of the Registration Statement and the Prospectus, each as amended or supplemented at the date hereof, referred to in the Agreement,

(c)	the Indenture, as amended at the date hereof, and

(d)	[a letter from each of the legal advisors referred to in Section II(a) and Section II(b), respectively, of the Selling Agreement addressed to ourselves and giving us the full benefit of the most recent legal opinions delivered to all of the Agents (excluding legal opinions delivered only to certain Agents in connection with a specific offering of Notes) as of the date of such existing legal opinions;][1]

and have found them to our satisfaction.

For purposes of the Agreement, our notice details are as follows:

[1]	Only if some of opinions not delivered in connection with particular offering

Exh E-1

[Insert name, address, telephone, telex and attention].

In consideration of the Company appointing us as an Agent in respect of the Notes under the Agreement, we hereby agree, for the benefit of the Company and each of the other Agents, that all of the terms and conditions (including commission and discount rates) of the Agreement apply in relation to the Notes, and we agree to be bound by the terms and conditions of the Agreement.

This letter shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

Very truly yours,
[Insert name of new Agent]

In accordance with the second paragraph of the Selling Agreement, the Company hereby confirms that, with effect from the date hereof, you shall become a party to the Agreement vested with all of the authority, rights, powers, duties and obligations of an Agent, as if originally named as an Agent under the Selling Agreement, but only with respect to the Notes.

Confirmed and accepted

as of the date first above written:

Very truly yours,

Prudential Financial, Inc.

Exh E-2

Exhibit F

ACCESSION LETTER - PROGRAM

To:	Prudential Financial, Inc.

751 Broad Street

Newark, New Jersey 07102

Attention: Assistant Treasurer – Capital Markets

[Date]

Prudential Financial, Inc. (the “Company”)

Retail Medium-Term Notes (the “Notes”)

Ladies and Gentlemen:

We refer to the Selling Agent Agreement, dated March 3, 2015 (as amended from time to time, the “Selling Agreement”) made among the Company and the Agents parties thereto. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Selling Agreement.

We confirm that we are in receipt of the documents referenced below:

(a)	a copy of the Selling Agreement;

(b)	copies of the Registration Statement and the Prospectus, each as amended or supplemented at the date hereof, referred to in the Selling Agreement,

(c)	a copy of the Indenture, as amended at the date hereof; and

(d)	a letter from each of the legal advisors referred to in Section II(a) and Section II(b), respectively, of the Selling Agreement addressed to ourselves and giving us the full benefit of the most recent legal opinions delivered to all of the Agents (excluding legal opinions delivered only to certain Agents in connection with a specific offering of Notes) as of the date of such existing legal opinions;

and have found them to our satisfaction.

For purposes of the Selling Agreement, our notice details are as follows:

[Insert name, address, telephone, telex and attention].

In consideration of the Company appointing us as an Agent under the Selling Agreement, we hereby agree, for the benefit of the Company and each of the other Agents, that all of the terms and conditions (including commission and discount rates) of the Selling

Exh F-1

Agreement will apply in connection with the offer and sale of the Notes, and we agree to be bound by the terms and conditions of the Selling Agreement.

This letter shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

Very truly yours,
[Insert name of new Agent]

In accordance with the second paragraph of the Selling Agreement, the Company hereby confirms that, with effect from the date hereof, you shall become a party to the Selling Agreement vested with all of the authority, rights, powers, duties and obligations of an Agent, as if originally named as an Agent under the Selling Agreement.

Confirmed and accepted

as of the date first above written:

Very truly yours,

Prudential Financial, Inc.

Exh F-2

Exhibit G

FORM OF FINAL TERM SHEET

[To be modified as appropriate]

Prudential Financial, Inc.

Issuer:

Principal Amount:

[Ratings:*]

Reoffer Price:

Settlement Date:

Maturity Date:

Coupon Rate:

Coupon Payment Dates:

Regular Record Dates:

Day Count Fraction:

Business Day Convention:

[Business days, if different from those specified in the Prospectus, that apply:]

Initial Coupon Payment Date:

[Optional Redemption:]

Denominations:

Dealer:

Gross Spread:

Form of Note:

CUSIP:

[Other Provisions:]

Exh G-1

*	An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

Investing in the Notes involves a number of risks. See “Risk Factors” included or incorporated by reference in the prospectus supplement dated March 3, 2015 and the related prospectus dated March 3, 2015.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any agent or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling [—] toll-free at [—].

Exh G-2